Exhibit 10.3

CONFORMED COPY

DATED 27 JUNE 2007

WYNN RESORTS (MACAU) S.A.

the Company

CERTAIN FINANCIAL INSTITUTIONS

as Hotel Facility Lenders, Project Facility Lenders, Revolving Credit Facility Lenders

and Hedging Counterparties

BANC OF AMERICA SECURITIES ASIA LIMITED

DEUTSCHE BANK AG, HONG KONG BRANCH

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Global Coordinating Lead Arrangers

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Outgoing Global Coordinating Lead Arranger

SG AMERICAS SECURITIES, LLC

as Incoming Global Coordinating Lead Arranger

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Hotel Facility Agent and Project Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Revolving Credit Facility Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Intercreditor Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

COMMON TERMS AGREEMENT

SECOND AMENDMENT AGREEMENT

THIS AGREEMENT is dated 27th June 2007 and made between:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(2)	THE FINANCIAL INSTITUTIONS named on the signing pages as Hotel Facility Lenders;

(3)	THE FINANCIAL INSTITUTIONS named on the signing pages as Project Facility Lenders;

(4)	THE FINANCIAL INSTITUTIONS named on the signing pages as Revolving Credit Facility Lenders;

(5)	THE FINANCIAL INSTITUTIONS named on the signing pages as Hedging Counterparties;

(6)	BANC OF AMERICA SECURITIES ASIA LIMITED, DEUTSCHE BANK AG, HONG KONG BRANCH and SOCIÉTÉ GÉNÉRALE ASIA LIMITED in their capacities as Global Coordinating Lead Arrangers;

(7)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as the outgoing Global Coordinating Lead Arranger (the “Outgoing Global Coordinating Lead Arranger”);

(8)	SG AMERICAS SECURITIES, LLC in its capacity as the incoming Global Coordinating Lead Arranger (the “Incoming Global Coordinating Lead Arranger”);

(9)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Hotel Facility Agent;

(10)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Project Facility Agent;

(11)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Revolving Credit Facility Agent;

(12)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Intercreditor Agent; and

(13)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Security Agent.

RECITALS:

(A)	The Company proposes to further expand the Projects.

(B)	The Secured Parties have agreed to amend certain Senior Finance Documents and enter into additional Senior Finance Documents and the Lenders have agreed to increase the total size of the Facilities originally provided thereunder in connection with the Diamond Expansion and for the general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements).

(C)	It has been agreed to further amend the Common Terms Agreement as set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions and incorporation of defined terms

(a)	In this Agreement:

“Pre-Amendment Global Transfer Agreement” means the agreement so entitled dated on or about the date of this Agreement between, among others, the Company and the Intercreditor Agent; and

“Post-Amendment Global Transfer Agreement” means the agreement so entitled dated on or about the date of this Agreement between, among others, the Company and the Intercreditor Agent.

(b)	Unless a contrary indication appears, a term defined in or by reference in Schedule 2 (Amended Common Terms Agreement) or, if not defined in or by reference in the Schedule, the Deed of Appointment and Priority has the same meaning in this Agreement.

(c)	The principles of construction and rules of interpretation set out in Schedule 2 (Amended Common Terms Agreement) shall have effect as if set out in this Agreement.

1.2	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

1.3	Designation

In accordance with the Common Terms Agreement, each of the Company and the Intercreditor Agent designates:

(a)	the Hotel Facility Agreement Second Amendment Agreement dated on or about the date hereof between the Company, the Hotel Facility Agent and the Hotel Facility Lenders as a Senior Finance Document (the “Hotel Facility Agreement Second Amendment Agreement”);

(b)	the Project Facility Agreement Second Amendment Agreement dated on or about the date hereof between the Company, the Project Facility Agent and the Project Facility Lenders as a Senior Finance Document (the “Project Facility Agreement Second Amendment Agreement”);

(c)	the Revolving Credit Facility Agreement Second Amendment Agreement dated on or about the date hereof between the Company, the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders as a Senior Finance Document (the “Revolving Credit Facility Agreement Second Amendment Agreement”);

(d)	this Agreement as a Senior Finance Document;

(e)	the Deed of Appointment and Priority Second Deed of Amendment dated on or about the date hereof between the Original First Ranking Lenders, the Hedging Counterparties, the Second Ranking Finance Party, the Third Ranking Finance Party, the Company, the Security Agent, the Intercreditor Agent, the Hotel Facility Agent, the Project Facility Agent, the Revolving Credit Facility Agent, the GCLAs and the POA Agent as a Security Document (the “Deed of Appointment and Priority Second Deed of Amendment”);

(f)	the Sponsors’ Subordination Deed Deed of Release, Amendment and Acknowledgment of Security dated on or about the date hereof between, among others, the Company, Wynn Resorts, Wynn Resorts Holdings, LLC, Wynn Asia, Wynn International, Wynn Holdings, Wynn HK and the Security Agent as a Security Document (the “Sponsors’ Subordination Deed Deed of Release, Amendment and Acknowledgment of Security”);

(g)	the Debenture Deed of Amendment and Release dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Debenture Deed of Amendment and Release”);

(h)	the Wynn Pledgors’ Guarantee Deed of Amendment and Acknowledgment dated on or about the date hereof between Wynn Asia, Wynn International, Wynn Holdings, Wynn HK and the Security Agent as a Security Document (the “Wynn Pledgors’ Guarantee Deed of Amendment and Acknowledgment”);

(i)	the Wynn International Share Charge Deed of Amendment and Acknowledgment of Security dated on or about the date hereof between Wynn Asia, the Company and the Security Agent as a Security Document (the “Wynn International Share Charge Deed of Amendment and Acknowledgment of Security”);

(j)	the Wynn HK Share Charge Deed of Amendment and Acknowledgment of Security dated on or about the date hereof between Wynn Holdings, the Company and the Security Agent as a Security Document (the “Wynn HK Share Charge Deed of Amendment and Acknowledgment of Security”);

(k)	the Charge over HK Accounts Deed of Acknowledgment dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Charge over HK Accounts Deed of Acknowledgment”);

(l)	the US Operating Account Control Agreement Confirmation Agreement dated on or about the date hereof between the Company, the Security Agent and Bank of America, N.A. as a Security Document (the “US Operating Account Control Agreement Confirmation Agreement”);

(m)	the Amendment to Mortgage dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Amendment to Mortgage”);

(n)	the irrevocable power of attorney dated on or about the date hereof granted by the Company in favour of the Security Agent as a Security Document (the “New Power of Attorney”);

(o)	the confirmation of livranças covering letter dated on or about the date hereof issued by the Company in favour of the Security Agent as a Security Document (the “Confirmation of Livranças Covering Letter”);

(p)	the Amendment to Land Security Assignment dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Amendment to Land Security Assignment”);

(q)	the Amendment to Assignment of Rights dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Amendment to Assignment of Rights”);

(r)	the Amendment to Pledge over Gaming Equipment and Utensils dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Amendment to Pledge over Gaming Equipment and Utensils”);

(s)	the Amendment to Pledge over Onshore Accounts dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Amendment to Pledge over Onshore Accounts”);

(t)	the Amendment to Assignment of Insurances dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Amendment to Assignment of Insurances”);

(u)	the Amendment to Floating Charge dated on or about the date hereof between the Company and the Security Agent as a Security Document (the “Amendment to Floating Charge”);

(v)	the Amendment to Wong Share Pledge dated on or about the date hereof between Mr. Wong Chi Seng, the Company and the Security Agent as a Security Document (the “Amendment to Wong Share Pledge”); and

(w)	the Amendment to Company Share Pledge dated on or about the date hereof between Wynn HK, Wynn International, the Company and the Security Agent as a Security Document (the “Amendment to Company Share Pledge”).

2.	AMENDMENT

2.1	With effect from the later of:

(a)	the date falling 2 Business Days (or such earlier date as may be agreed by the Intercreditor Agent, acting in its sole discretion) from the date upon which the Intercreditor Agent confirms to the Lenders and the Company that it has received each of the documents listed in Schedule 1 (Conditions Precedent) (or waived receipt of, as the case may be) in a form and substance satisfactory to the Intercreditor Agent; and

(b)	the date on which all those things specified as being required to be done on or prior to the Effective Date in the completion memorandum in the Agreed Form (the “Completion Memorandum”) have been done in accordance with the Completion Memorandum,

(such date the “Effective Date”), the Common Terms Agreement shall be amended so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended Common Terms Agreement). Such amendment and all other steps specified in the Completion Memorandum shall, upon the occurrence of the Effective Date, be deemed to have occurred on the date and in the order specified in the Completion Memorandum.

2.2	On the Effective Date, the Outgoing Global Coordinating Lead Arranger, in its capacity as a Global Coordinating Lead Arranger, shall be discharged from any further obligations towards the Intercreditor Agent and the other Parties under the Common Terms Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to the Effective Date) and, as from that date, the Incoming Global Coordinating Lead Arranger shall assume the same obligations, and become entitled to the same rights, as if it had been an original Global Coordinating Lead Arranger and Party to the Common Terms Agreement.

3.	REPRESENTATIONS

The representations and warranties set out in schedule 4 of the amended Common Terms Agreement set out as Schedule 2 (Amended Common Terms Agreement) to this Agreement are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the date of this Agreement and on the Effective Date and, in each case, as if any reference therein to any Senior Finance Document in respect of which any amendment, acknowledgement, confirmation, consolidation, novation, restatement, replacement or supplement is expressed to be made by any of the documents referred to in Clause 1.3 (Designation) included, to the extent relevant, such document and the Senior Finance Document as so amended, acknowledged, confirmed, consolidated, novated, restated, replaced or supplemented.

4.	RELEASE OF SECURITY

Following the Effective Date, the Security Agent shall execute and deliver to the Company such documents in the Agreed Form as may be required to effect the release of:

(a)	the IP License Direct Agreement between the Licensor, the Company and the Security Agent dated 14 September 2005;

(b)	the Capital Contributions Account Control Agreement between the Company, the Security Agent and Bank of America, N.A. dated 14 September 2004;

(c)	the Bank Account Control Agreement between Wynn Asia, the Security Agent and Bank of America, N.A. dated 14 September 2004; and

(d)	the Pledge over Intellectual Property Rights between the Company and the Security Agent dated 14 September 2004,

and is authorised and instructed by the Intercreditor Agent, and the Security Agent and the Intercreditor Agent are authorised and instructed by the Lenders, to do so accordingly.

5.	CHANGE OF AGENTS

On and with effect from the fifth Business Day after the Effective Date, Société Générale Asia Limited shall resign as Hotel Facility Agent, Project Facility Agent and Intercreditor Agent and Société Générale, Hong Kong Branch shall be appointed as its successor and, notwithstanding the notice period specified in Clause 23.12.1, the provisions of Clause 23.12 (Resignation) of the Schedule shall apply accordingly.

6.	TERM LOAN FACILITIES ADVANCE

Subject to receipt by the Intercreditor Agent and the Hotel Facility Agent and the Project Facility Agent of a request in the Agreed Form not less than 2 Business Days prior to the proposed Advance Date for an Advance under the Term Loan Facilities to be made on or following the Effective Date, the requirements specified in Clause 3.1 (Drawdown conditions) of the Schedule (and Clause 11.1 (Advances) of each of the Hotel Facility Agreement and the Project Facility Agreement) shall, with effect from the Effective Date, be deemed to have been satisfied in respect of such Advance as if such request comprised an Advance Request and had been delivered (and notified) in accordance with the provisions thereof and each of the other provisions of Clause 3 (Drawdown of Advances) of the Schedule and the other Senior Finance Documents shall apply accordingly (save that:

(a)	neither Clause 3.2.3(d) nor Clause 3.2.4(b) shall apply to require the proceeds thereof to be applied towards Project Costs falling due, or expected to fall due, within 30 days of the proposed Advance Date; and

(b)	Clause 2.2 (Conditions Precedent to each Advance) shall not apply to the extent it requires satisfaction of the conditions set out in paragraph 3 (Sufficiency of Funds; Project Schedule prior to the Expansion Opening Date), 4(a)(ii) and (b) (Advance Request and Certificate) or 5 (Adviser’s Certificates)) of Part B of Schedule 2 of the amended Common Terms Agreement set out as Schedule 2 (Amended Common Terms Agreement) to this Agreement).

7.	CONTINUITY AND FURTHER ASSURANCE

7.1	Continuing obligations

The provisions of the Common Terms Agreement shall, save as amended by this Agreement, continue in full force and effect. In particular, nothing in this Agreement shall affect the rights of the Senior Secured Creditors in respect of the occurrence of any Default which is continuing or which arises on or after the date of this Agreement.

7.2	Further assurance

The Company shall, upon the written request of the Intercreditor Agent and the Company’s expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

8.	MISCELLANEOUS

8.1	Incorporation of terms

The provisions of Clauses 1.5.1(e), 1.5.2 and 1.5.3 (Third Party Rights), Clause 16.2 (Transaction Expenses), Clause 16.4 (Enforcement costs), Clause 28 (Non-recourse Liability), Clause 29.1 to 29.5 (Notices), Clause 31 (Partial Invalidity), Clause 32 (Remedies and Waivers) and Clause 38 (Jurisdiction) of the Schedule shall be incorporated into this Agreement as if set out in full herein and as if references in those clauses to “Agreement” are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

8.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

The Company

WYNN RESORTS (MACAU) S.A.

By:	/s/ MATTHEW MADDOX

Address:	335-341 Alameda Dr. Carlos d’Assumpção 9th Floor Hotline Center Macau

Tel:	(853) 2888 9966

Fax:	(853) 2832 9966

Attention:	Chief Financial Officer

Copy to:	Wynn Resorts, Limited 3131 Las Vegas Boulevard South Las Vegas, Nevada 89109 USA

Tel:	(1) 702 770 2112

Fax:	(1) 702 770 1518

Attention:	General Counsel

The Lenders

(As Hotel Facility Lender, Project Facility Lender and Revolving Credit Facility Lender)

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH

By:	/s/ PATRICIA WRIGHT

Address:	1221 Avenue of the Americas, 10th Floor New York NY 10020

Tel:	(1) 212 278 5448

Fax:	(1) 212 278 7614

Attention:	Jerry Parisi

The Hedging Counterparties

BANC OF AMERICA SECURITIES ASIA LIMITED

By:	/s/ KEVIN SALERNO

Address:	42/F Two International Finance Centre 8 Finance Street Central Hong Kong

Tel:	(852) 2847 5266

Fax:	(852) 2847 5886

Attention:	Brian Ho

With a copy to:

Tel:	(852) 2847 6778 /(852) 2847 6760

Fax:	(852) 2810 0821 /(852) 2847 6767

Attention:	Kevin Salerno / Jackson Lum

DEUTSCHE BANK AG

By:	/s/ DANIEL MAMADOU

Address:	55/F Cheung Kong Centre 2 Queen’s Road Central Central Hong Kong

Tel:	(852) 2203 8551 / (852) 2203 8473

Fax:	(852) 2203 7262 / (852) 2203 7269

Attention:	Jessie Cheung / Michael Leung

SOCIÉTÉ GÉNÉRALE

By:	/s/ PATRICIA WRIGHT

Address:	1221 Avenue of the Americas, 10th Floor New York NY 10020

Tel:	(1) 212 278 5448

Fax:	(1) 212 278 7614

Attention:	Jerry Parisi

The Global Coordinating Lead Arrangers

BANC OF AMERICA SECURITIES ASIA LIMITED

By:	/s/ KEVIN SALERNO

Address:	42/F Two International Finance Centre 8 Finance Street Central Hong Kong

Tel:	(852) 2847 6778

Fax:	(852) 2810 0821

Attention:	Kevin Salerno

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/ DOUGLAS MORTON /s/ NICK CODLING

Address:	60 Wall Street New York NY 10005 USA

Tel:	(1) 212 250 2205 /(1) 212 250 3809

Fax:	(1) 212 797 4655 /(1) 212 797 4495

Attention:	Kevin Sullivan / Amish Barot

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ SUNNY LUI SUN PENG /s/ KENNETH CHOI

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2804 6215

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Commercial Back Office - Loans

The Outgoing Global Coordinating Lead Arranger

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ SUNNY LUI SUN PENG /s/ KENNETH CHOI

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2804 6215

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Commercial Back Office - Loans

The Incoming Global Coordinating Lead Arranger

SG AMERICAS SECURITIES, LLC

By:	/s/ JAN B. LOCHTENBERG

Address:	1221 Avenue of the Americas, 10th Floor New York NY 10020

Tel:	(1) 212 278 5448

Fax:	(1) 212 278 7614

Attention:	Jerry Parisi

The Hotel Facility Agent and the Project Facility Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ SUNNY LUI SUN PENG /s/ KENNETH CHOI

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2804 6215

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Commercial Back Office - Loans

The Revolving Credit Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:	/s/ SUNNY LUI SUN PENG

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2804 6215

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Commercial Back Office - Loans

The Intercreditor Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ SUNNY LUI SUN PENG /s/ KENNETH CHOI

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2804 6215

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Commercial Back Office - Loans

The Security Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:	/s/ SUNNY LUI SUN PENG

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2804 6215

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Commercial Back Office - Loans

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Due establishment, authority and certification

In relation to each Obligor, receipt by the Intercreditor Agent of a certificate signed by a Responsible Officer of that Person and which:

(i)	either (A) attaches a copy of that Person’s Governing Documents or (B) certifies that the copy of that Person’s Governing Documents in the Intercreditor Agent’s possession (which was previously delivered to the Intercreditor Agent on or about 14 September 2005) remains correct, complete and in full force and effect as at a date no earlier than the Second Amendment Signing Date;

(ii)	attaches a board resolution or such other equivalent corporate authorisation approving the execution, delivery and performance of the Transaction Documents to which it is a party and the terms and conditions thereof and authorising a named person or persons to sign such Transaction Documents and any document to be delivered by that Person pursuant to any Transaction Documents; and

(iii)	certifies that no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur.

2.	Senior Finance Documents

(a)	Receipt by the Intercreditor Agent of a duly certified copy of the Third Amendment to the Intellectual Property Licence Agreement dated on or about the date of this Agreement between the Licensor and the Company and an original of each of the following Senior Finance Documents, in each case duly executed by the parties thereto:

(i)	this Agreement;

(ii)	the Hotel Facility Agreement Second Amendment Agreement;

(iii)	the Project Facility Agreement Second Amendment Agreement;

(iv)	the Revolving Credit Facility Agreement Second Amendment Agreement;

(v)	the Deed of Appointment and Priority Second Deed of Amendment;

(vi)	the Sponsors’ Subordination Deed of Release, Amendment and Acknowledgment of Security;

(vii)	the Debenture Deed of Amendment and Release;

(viii)	the Wynn Pledgors’ Guarantee Deed of Amendment and Acknowledgment;

(ix)	the Wynn International Share Charge Deed of Amendment and Acknowledgment of Security;

(x)	the Wynn HK Share Charge Deed of Amendment and Acknowledgment of Security;

(xi)	the Charge over HK Accounts Deed of Acknowledgment;

(xii)	the US Operating Account Control Agreement Confirmation Agreement;

(xiii)	the Amendment to Mortgage;

(xiv)	the New Power of Attorney;

(xv)	the Confirmation of Livranças Covering Letter;

(xvi)	the Amendment to Land Security Assignment;

(xvii)	the Amendment to Assignment of Rights;

(xviii)	the Amendment to Pledge over Gaming Equipment and Utensils;

(xix)	the Amendment to Pledge over Onshore Accounts;

(xx)	the Amendment to Assignment of Insurances;

(xxi)	the Amendment to Floating Charge;

(xxii)	the Amendment to Wong Share Pledge;

(xxiii)	the Amendment to Company Share Pledge; and

(xxiv)	any other document entered into which the Intercreditor Agent and the Company agree prior to the Second Amendment Signing Date to designate as a Senior Finance Document.

(b) (i)

Each Senior Finance Document referred to in this paragraph 2 has been duly authorised, executed and delivered by such of the Obligors and the other Major Project Participants as are party thereto and duly filed, notified, recorded, stamped and (save in respect of any registration required in respect of the Sponsor’s Subordination Deed Deed of Release, Amendment and Acknowledgment of Security, Debenture Deed of Amendment and Release, Wynn International Share Charge Deed of Amendment and Acknowledgment of Security, Wynn HK Share Charge Deed of Amendment and Acknowledgment of Security, Charge over HK Accounts Deed of Acknowledgment, US Operating Account Control Agreement Confirmation Agreement, Amendment to Mortgage, Amendment to Land Security Assignment, Amendment to Assignment

of Rights, Amendment to Pledge over Gaming Equipment and Utensils, Amendment to Pledge over Onshore Accounts, Amendment to Assignment of Insurances, Amendment to Floating Charge, Amendment to Wong Share Pledge and Amendment to Company Share Pledge at Companies House in England and Wales, the Hong Kong Companies Registry, the Financial Supervision Commission of the Isle of Man, the Conservatória dos Registos Comercial e de Bens Móveis in Macau SAR, the Conservatória do Registo Predial in Macau SAR and the applicable Uniform Commercial Code filing office for local/county, state and federal Uniform Commercial Code filings, as applicable, based on the Senior Finance Document subject to the filing) registered as necessary;

(ii)	all conditions precedent to the effectiveness thereof (other than any such conditions relating to the occurrence of the Effective Date) have been satisfied or waived in accordance with their respective terms and each such Senior Finance Document (save as provided in this sub-paragraph (b)) is in full force and effect accordingly; and

(iii)	none of such of the Obligors or the other Major Project Participants as is party to any Senior Finance Document is or, but for the passage of time and/or giving of notice will be, in breach of any obligation thereunder.

3.	Advisers’ Reports

Receipt by the Intercreditor Agent of the following reports and other documents and, in the case of each report, confirmed by the relevant adviser to be the final report prior to the Second Amendment Signing Date:

(a)	the revised Technical Adviser’s report in relation to the Projects;

(b)	the revised Insurance Adviser’s report in relation to the Insurances;

(c)	a project appraisal report from Hospitality Real Estate Counselors, Inc.; and

(d)	the revised Financial Model in relation to the Projects.

4.	Legal opinions

Receipt by the Intercreditor Agent of legal opinions from:

(a)	Mr Henrique Saldanha, Macanese legal adviser to the Senior Secured Creditors;

(b)	Mr Alexandre Correia da Silva, Macanese legal adviser to the Company;

(c)	Lionel Sawyer & Collins, Nevada legal adviser to the Senior Secured Creditors;

(d)	Mann and Partners, Isle of Man legal adviser to the Senior Secured Creditors;

(e)	Clifford Chance, Hong Kong SAR legal advisers to the Senior Secured Creditors; and

(f)	Clifford Chance, English legal advisers to the Senior Secured Creditors,

or, such other lawyers or law firms as may be reasonably acceptable to the Intercreditor Agent.

5.	Fees and expenses

Receipt by the Intercreditor Agent of evidence that:

(a)	all taxes, fees and other costs payable in connection with the execution, delivery, filing, recording, stamping and registering of the documents referred to in this Schedule 1; and

(b)	all fees, costs and expenses due to the Senior Secured Creditors (including all amounts payable pursuant to any Ancillary Finance Document) and their advisers under the Senior Finance Documents on or before the Effective Date, have been paid or shall be paid (to the extent that such amounts have been duly invoiced) by no later than the Effective Date.

6.	Security

Receipt by the Intercreditor Agent of evidence that each Security Document has been duly filed, notified, recorded, stamped and (save as provided in paragraph 2(b)(i) above) registered as necessary and all other actions necessary in the reasonable opinion of the Intercreditor Agent or the Security Agent to perfect the Security have been carried out.

7.	Other documents and evidence

(a)	An Advance Request in respect of the Hotel Facility and the Project Facility in the Agreed Form, together with such other documents as are required pursuant to the Common Terms Agreement Second Amendment Agreement to be in Agreed Form.

(b)	Receipt by the Intercreditor Agent of a copy of:

(i)	the Pre-Amendment Global Transfer Agreement; and

(ii)	the Post-Amendment Global Transfer Agreement,

in each case, duly executed by the parties thereto.

(c)	Receipt by the Intercreditor Agent of evidence that the transfers and acquisitions referred to in the Pre-Amendment Global Transfer Agreement and the Post-Amendment Global Transfer Agreement have or will be completed on or prior to the Effective Date.

(d)	A copy of any other authorisation or other document, opinion or assurance which the Intercreditor Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Senior Finance Document or for the validity and enforceability of any Senior Finance Document.

SCHEDULE 2

AMENDED COMMON TERMS AGREEMENT

DATED 14 SEPTEMBER 2004

WYNN RESORTS (MACAU) S.A.

the Company

CERTAIN FINANCIAL INSTITUTIONS

as Hotel Facility Lenders, Project Facility Lenders, Revolving Credit Facility Lenders

and Hedging Counterparties

BANC OF AMERICA SECURITIES ASIA LIMITED

DEUTSCHE BANK AG, HONG KONG BRANCH

SG AMERICAS SECURITIES, LLC

as Global Coordinating Lead Arrangers

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Hotel Facility Agent and Project Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Revolving Credit Facility Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Intercreditor Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

COMMON TERMS AGREEMENT

(As amended by the Common Terms Agreement Amendment

Agreement dated 14 September 2005 and

the Common Terms Agreement Second Amendment Agreement dated June 27, 2007)

31.	Partial Invalidity	132

32.	Remedies And Waivers	132

33.	Intercreditor Arrangements	132

34.	Amendments And Waivers	136

35.	Counterparts	136

36.	Language	136

37.	Governing Law	136

38.	Jurisdiction	137

39.	Confidentiality	137

40.	Gaming Authorities	138

SCHEDULE 1	The Lenders	129

SCHEDULE 2	Conditions Precedent	131

SCHEDULE 3	Form of Advance Request	159

SCHEDULE 4	Representations and Warranties	163

SCHEDULE 5	Covenants	177

SCHEDULE 6	Accounts	216

SCHEDULE 7	Insurance	233

SCHEDULE 8	Hedging Arrangements	279

SCHEDULE 9	Mandatory Prepayment	283

SCHEDULE 10	Events of Default	296

SCHEDULE 11	Transfers and Accession	294

SCHEDULE 12	Permits	303

SCHEDULE 13	Form of Project Budget	305

SCHEDULE 14	Form of Additional Lender’s Accession Deed	310

SCHEDULE 15	Form of Compliance Certificate	311

SCHEDULE 16	Concession Contract Inventory of Properties	312

SCHEDULE 17	Payment Waterfall	315

SCHEDULE 18	Monthly Construction Period Report	317

SCHEDULE 19	Forms of Opening Conditions Certificates	320

THIS AGREEMENT is made on the 14th day of September 2004

BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(2)	THE FINANCIAL INSTITUTIONS defined below as Hotel Facility Lenders;

(3)	THE FINANCIAL INSTITUTIONS defined below as Project Facility Lenders;

(4)	THE FINANCIAL INSTITUTIONS defined below as Revolving Credit Facility Lenders;

(5)	THE FINANCIAL INSTITUTIONS defined below as Hedging Counterparties;

(6)	BANC OF AMERICA SECURITIES ASIA LIMITED, DEUTSCHE BANK AG, HONG KONG BRANCH and SG AMERICAS SECURITIES, LLC in their capacities as global coordinating lead arrangers of the Facilities (the “Global Coordinating Lead Arrangers” or “GCLAs”);

(7)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Hotel Facility Agent;

(8)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Project Facility Agent;

(9)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Revolving Credit Facility Agent;

(10)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Intercreditor Agent; and

(11)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Security Agent.

WHEREAS:

(A)	The Senior Secured Creditors have agreed, subject to the terms and conditions contained in the Senior Finance Documents, to make available to the Company certain loan facilities for the purpose of the Projects and for general corporate purposes and/or to enter into other agreements or arrangements associated therewith.

(B)	The parties have agreed to enter into this Agreement to set out certain terms and conditions which are common to all the Facility Agreements and to agree certain terms and conditions upon and subject to which the Senior Secured Creditors shall or may enjoy, exercise or enforce their rights, discretions and remedies under the Senior Finance Documents.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, except as otherwise defined herein or to the extent the context otherwise requires, capitalised terms used shall have the following meanings:

“Acceptable Bank” means a bank notified by the Company to the Security Agent which is confirmed by the Security Agent (acting reasonably) as acceptable.

“Account” means an account:

(i)	held in Macau, Hong Kong, the United States or any other jurisdiction, and on terms, reasonably acceptable to the Security Agent, by a member of the Restricted Group with an Acceptable Bank; and

(ii)	subject to Liens in favour of the Security Agent in form and substance satisfactory to the Security Agent.

“Account Bank” means, in relation to an Account, the bank with which the Account is maintained.

“Account Bank Notices and Acknowledgements” mean the notices and acknowledgements to be delivered to and executed by each Account Bank in respect of each Account in accordance with the Charges over Accounts and this Agreement.

“Additional Lender Agent” means:

(a)	the bank or financial institution appointed as facility agent for the Additional Lenders under the Additional Lender Facility Agreement and which has executed and delivered to the Intercreditor Agent:

(i)	a duly completed Agent’s Deed of Accession; and

(ii)	a duly completed Finance Party Accession Undertaking executed by such party, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), each of which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors; or

(b)	its successor appointed in accordance with this Agreement.

“Additional Lender Facility” means the revolving credit facility provided by the Additional Lenders to the Company.

“Additional Lender Facility Agreement” means the agreement between the Additional Lenders, the Additional Lender Agent and the Company for the provision of the Additional Lender Facility.

“Additional Lender Facility Availability Period” means, in relation to the Additional Lender Facility, the period specified in respect thereof in Clause 4.4 (Additional Lender Facility Availability Period).

“Additional Lender’s Accession Deed” means a deed of accession in substantially the form set out in Schedule 14 (Form of Additional Lender’s Accession Deed).

“Additional Lenders” means the parties who have agreed to provide the Company with loan facilities permitted by paragraph 2.1(f) of Part B of Schedule 5 (Covenants) and who have each executed and delivered to the Intercreditor Agent:

(a)	a duly completed Additional Lender’s Accession Deed; and

(b)	a duly completed Finance Party Accession Undertaking executed by such party, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), each of which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors.

“Additional Lending Group” means the Additional Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Additional Lender Facility Agreement.

“Advance” means an advance (as from time to time reduced by repayment or prepayment) made or to be made under a Facility.

“Advance Date” means the date on which an Advance is required to be made.

“Advance Request” means, in relation to an Advance under the Term Loan Facilities, a request for an Advance in substantially the form set out in Schedule 3 (Form of Advance Request) and, in relation to an Advance under the Revolving Credit Facilities, in substantially the form set out in schedule 2 to the Revolving Credit Facility Agreement or the equivalent schedule to the Additional Lender Facility Agreement setting out the form of advance request, as the case may be.

“Advisers” means the Technical Adviser, the Insurance Adviser and the Tax Adviser.

“Affiliate” as applied to any Person, means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as applied to any Person means the power, directly or indirectly, to (a) vote 10% or more of the shares or other securities having ordinary voting power for the election of the Board of Directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (provided that Mr Wong Chi Seng shall not, by virtue of fulfilling either of these requirements alone as a result of the shares held by him in the Company as at the Signing Date or as a result of his role as executive director of the Company, be an Affiliate of the Company).

“Affiliate Agreement” means any agreement entered into by any Obligor with an Affiliate of that Obligor involving expenditures by any party thereto or any other flow of funds of not less than USD1,000,000 or its equivalent.

“Agent” means the Intercreditor Agent or a Facility Agent, as the case may be.

“Agent’s Deed of Accession” means a deed of accession in substantially the form of Part A of Schedule 11 (Transfers and Accession).

“Agreed Form” means, in relation to any document, the form most recently initialled for the purposes of identification as such by the Company and the Intercreditor Agent with such changes as the Intercreditor Agent may agree with the Company.

“A. M. Best” means A.M. Best Company or its successor company.

“Ancillary Finance Documents” means:

(a)	the Fee Letters; and

(b)	the Underwriting Agreement.

“Anti-Terrorism Law” means each of:

(a)	Executive Order No. 13224 of September 23, 2001—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the Executive Order);

(b)	the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(c)	the Money Laundering Control Act of 1986, Public Law 99-570;

(d)	the International Emergency Economic Powers Act, 50 U.S.C. App. §§ 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq, any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury; and

(e)	any similar law enacted in the United States of America subsequent to the date of this Agreement.

“Approved Corporate Administrative Fees” means, for any Fiscal Year, an amount, when added to any other Corporate Administrative Fees paid by or on behalf of the Company during such Fiscal Year, as does not exceed 50% of the corporate administrative overhead costs incurred by Wynn Resorts during such Fiscal Year in relation to its management of the Wynn Resorts Group.

“Approved IP Fees” means the IP Fees as set out in the IP Agreement but without regard to any amendment, variation or supplement, whether pursuant to the terms of the IP Agreement or otherwise, subsequent to the Third Amendment to Intellectual Property License Agreement referred to in the definition thereof in this Clause 1.1.

“Asset Sale” means any Disposition of Property other than:

(a)	the granting of any Lien permitted by paragraph 3 of Part B of Schedule 5 (Covenants);

(b)	any Disposition permitted by paragraph 5 of Part B of Schedule 5 (Covenants) (provided that, in the case of paragraph 5(a) of Part B of Schedule 5 (Covenants), Dispositions of Property thereunder shall be considered “Asset Sales” to the extent of any proceeds thereof not applied to the replacement of Property pursuant to paragraph 5(a)(ii) of Part B of Schedule 5 (Covenants)).

“Assignment of Rights” means the assignment so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Assignment of Insurances” means the Assignment of Onshore Insurance Policies dated on or about the date of this Agreement between the Company and the Security Agent.

“Assignments of Reinsurances” means each assignment of Reinsurance so entitled between the relevant Direct Insurer and the Security Agent.

“Auditors” means Ernst & Young LLP or such other firm of independent accountants of international recognised standing as may be appointed by the Company.

“Availability Period” means, as the case may be, the Hotel Facility Availability Period, the Project Facility Availability Period, the Additional Lender Facility Availability Period or the Revolving Credit Facility Availability Period.

“Available Commitment”, in relation to each Lender under each Facility Agreement, has the meaning given in that Facility Agreement.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation;

(b)	with respect to a limited partnership, the board of directors of the general partner of the partnership; and

(c)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Break Costs” means the amount (if any) by which:

(a)	the additional interest which a Lender should have received for the period from the date of receipt by such Lender of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market (or, in the case of any principal amount or Unpaid Sum denominated in HK dollars, the Hong Kong interbank market) for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, provided that Break Costs shall not include any loss of margin.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau SAR, Hong Kong SAR and New York and, save for the purposes of Clause 3.1.1 (Drawdown conditions), London, Singapore and Tokyo.

“Capital Expenditure” means, in relation to any Person, for any period, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease or a finance lease) of fixed or capital assets (including, without limitation, real property) or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under applicable GAAP.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases under applicable GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with applicable GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Flow Available for Debt Service” or “CFADS” means, in relation to any period, EBITDA for such period plus, without duplication, the sum of:

(a)	decreases in Working Capital for such period; and

(b)	any other non-cash charges,

and minus, without duplication, the sum of:

(c)	increases in Working Capital for such period;

(d)	any other non-cash credits;

(e)	the aggregate amount actually paid by each member of the Restricted Group in cash during such period on account of Capital Expenditures;

(f)	the aggregate amount actually paid by each member of the Restricted Group in cash during such period on account of any accrued charges from any prior period; and

(g)	Tax paid by each member of the Restricted Group during such period,

determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Cash Flow Available for Debt Service and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).

“Certificate of Substantial Completion” means, in relation to the Projects, any “Original Project Certificate of Substantial Completion” or “Expansion Project Certificate of Substantial Completion”, each as defined in the Construction Contract.

“Change of Control” means the occurrence of any of the following:

(a)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any Wynn Obligor to any Person (except as may be permitted by this Agreement or any Security Document);

(b)	the adoption of a plan relating to the liquidation or dissolution of any Wynn Obligor or any successor thereto; or

(c)	a Wynn Event.

“Charge over HK Accounts” means the charge so entitled between the Company and the Security Agent in the Agreed Form.

“Charges over Accounts” means the Pledge over Onshore Accounts, the Charge over HK Accounts, the US Operating Account Control Agreement and the documents granting the Liens referred to in the definition of “Account” in this Clause 1.1.

“Claim Proceeds” means the proceeds of a claim (a “Recovery Claim”) against any party to a Project Document or any of such party’s Affiliates (or any employee, officer or adviser) in relation to the Project Documents except for Excluded Claim Proceeds, and after deducting:

(a)	any reasonable expenses which are incurred by any member of the Restricted Group to persons who are not members of the Restricted Group; and

(b)	any Tax incurred and required to be paid by a member of the Restricted Group (as reasonably determined by the relevant member of the Restricted Group on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.

“Code” means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time.

“Common Terms Agreement Amendment Agreement” means the agreement so entitled dated 14 September 2005 between the parties hereto, the Company, Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch, Société Générale Asia Limited, Société Générale Hong Kong Branch and certain other financial institutions.

“Common Terms Agreement Second Amendment Agreement” means the agreement so entitled dated                      2007 between the parties hereto.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with any Wynn Obligor within the meaning of section 4001 of ERISA or is part of a group that includes such Person and that is treated as a single employer under section 414 of the Code.

“Company Share Pledge” means the pledge over shares in the Company dated on or about the date of this Agreement between Wynn HK, Wynn International, the Company and the Security Agent.

“Company’s CP Satisfaction Date Certificate” has the meaning given in paragraph 6 of Part A of Schedule 2 (Conditions Precedent).

“Compensation Proceeds Account” means the account so designated in Schedule 6 (Accounts).

“Completion Memorandum” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Compliance Certificate” means a certificate in substantially the form set out in Schedule 15 (Form of Compliance Certificate).

“Concession Contract” means the concession contract dated 24 June 2002 between the Macau SAR and the Company for the operation of games of chance and other games in casinos in the Macau SAR.

“Concession Contract Performance Bond” means the guarantee to be provided under article 61 of the Concession Contract.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the form set out in Part C of Schedule 11 (Transfers and Accession) or any other form agreed between the Company and the Intercreditor Agent.

“Construction Contract” means the amended and restated construction contract dated 14 September 2005 between the Prime Contractor and the Company for the construction of the Original Project and the Expansion.

“Construction Contract Direct Agreement” means the Amended and Restated Construction Contract Direct Agreement dated 14 September 2005 between the Prime Contractor, the Company and the Security Agent in the Agreed Form.

“Construction Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Construction Period Insurances” means the insurances identified as such in Appendix 1 (Construction Period Insurances) to Schedule 7 (Insurance) and effected in accordance with the terms of Schedule 7 (Insurance).

“Contractors” means any architects, consultants, designers, contractors, suppliers or any other Persons party to a Major Project Document and engaged by the Company or any other member of the Restricted Group in connection with the design, engineering, development, construction, installation, maintenance or operation of either Project (including the Prime Contractor).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under section 414(b) or 414(c) of the Internal Revenue Code of 1986 of the United States of America, as amended.

“Corporate Administrative Fees” means any fees payable by the Company to Wynn Resorts pursuant to the Corporate Administrative Fees Agreement in respect of any corporate administrative overhead costs incurred by Wynn Resorts in relation to its management of the Wynn Resorts Group.

“Corporate Administrative Fees Agreement” means the agreement to be entered into between the Company and Wynn Resorts regarding the payment of the Company’s portion of any Corporate Administrative Fees.

“CP Satisfaction Date” means the date on which all conditions precedent set out in Part A of Schedule 2 (Conditions Precedent) have been satisfied in accordance with sub-clause 2.1.2 of Clause 2.1 (Conditions Precedent to the CP Satisfaction Date).

“Current Assets” means, at any date, all amounts (other than cash) which would, in conformity with applicable GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a balance sheet of the Restricted Group at such date prepared on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Current Assets and (ii) is in any way derived from or attributable or otherwise connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).

“Current Liabilities” means, at any date, all amounts that would, in conformity with applicable GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a balance sheet of the Restricted Group at such date prepared on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of reducing Current Liabilities and (ii) is in any way derived from or attributable or otherwise connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof), but excluding:

(a)	the current portion of any Funded Debt of any member of the Restricted Group; and

(b)	without duplication of paragraph (a) above, all Financial Indebtedness consisting of Revolving Credit Facilities Advances to the extent otherwise included therein.

“Debenture” means the debenture so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Decision” means the giving of a consent, the making of an agreement or the exercise of any other right, power, discretion or determination in respect of any matter which, under this Agreement or any other Senior Finance Document, requires such consent, agreement or exercise to be given or made by more than one Senior Secured Creditor or by the Required Lenders.

“Decision Date” has the meaning given in Clause 33.1 (Notices of Required Decisions).

“Deed of Appointment and Priority” means the deed so entitled dated on or about the date of this Agreement between, among others, the Lenders, the Performance Bond Provider, the Company, the Agents and the Security Agent.

“Default” means an Event of Default or any event or circumstance specified in Schedule 10 (Events of Default) hereto which would become (with the expiry of a grace period, the giving of notice, the making of any determination as permitted under the Senior Finance Documents or any combination of any of the foregoing) an Event of Default.

“Derivatives Counterparty” has the meaning given in paragraph 6 of Part B of Schedule 5 (Covenants).

“Diamond Completion Date” means the date of completion of the Diamond Expansion as notified to the Intercreditor Agent by the Company.

“Diamond Construction Contract” means the contract for the design, engineering and construction of the Diamond Expansion to be entered into by the Company and the Prime Contractor (or any of its Affiliates).

“Diamond Expansion” means that part of the Projects which, as of the Second Amendment Signing Date, is being constructed on the site of the above-ground parking garage comprised in the Original Project and is contemplated to include the 40 floor Wynn Diamond suites, a parking facility, restaurants, retail space and gaming areas.

“Diamond Opening Date” means the date upon which all Licenças de Ocupação required pursuant to applicable Legal Requirements in respect of the Diamond Expansion have been issued by the Macau SAR and the Diamond Expansion is fully open for business to the general public.

“Direct Agreements” means each of the following documents:

(a)	the Gaming Concession Consent Agreement;

(b)	the Land Concession Consent Agreement;

(c)	the Construction Contract Direct Agreement;

(d)	the PASA Direct Agreement;

(e)	the Account Bank Notices and Acknowledgements; and

(f)	the Insurer Notices and Acknowledgements.

“Direct Insurances” means a contract or policy of insurance of any kind from time to time taken out or effected by, on behalf of or in favour of the Company or any other member of the Restricted Group (whether or not in conjunction with any other person) with one or more insurers in accordance with the terms of Schedule 7 (Insurance).

“Direct Insurer” means the insurer(s) with whom a Direct Insurance is placed from time to time in accordance with Schedule 7 (Insurance).

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (whether legal or equitable); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock or other ownership or profit interest of any Obligor that any Obligor is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof for consideration other than Capital Stock (other than Disqualified Stock).

“EBITDA” means, in relation to any period, the Net Income of the Restricted Group for such period plus, without duplication and to the extent reflected as a charge in the Company’s statement of such Net Income for such period, the sum of:

(a)	income Tax expense (whether or not paid during such period) other than Tax on gross gaming revenue;

(b)	amortization or write-off of debt discount and debt issuance costs and interest, commissions, discounts and other fees and charges associated with Financial Indebtedness (including the Advances);

(c)	depreciation and amortization expense;

(d)	amortization of intangibles (including goodwill);

(e)	an amount equal to the aggregate net non-cash loss on the Disposition of Property during such period (other than sales of inventory in the ordinary course of business); and

(f)	any extraordinary expenses or losses,

and minus, without duplication and to the extent included in the statement of such Net Income for such period, the sum of:

(g)	interest income;

(h)	an amount equal to the aggregate net non-cash gain on the Disposition of Property during such period (other than sales of inventory in the ordinary course of business);

(i)	any extraordinary income or gains; and

(j)	any upfront premium or similar income or gains derived from, or in connection with the grant of, any Subconcession,

all (including Net Income) as determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing EBITDA and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof) and otherwise in accordance with applicable GAAP.

“ECF Percentage” means, with respect to any period:

(a)	50% of the Excess Cash Flow if the Leverage Ratio as of the last day of such period is greater than 4:1; or

(b)	zero if the Leverage Ratio as of the last day of such period is 4:1 or less.

“Effective Date” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Eminent Domain Proceeds” means all amounts and proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Restricted Group or any of its assets, including either Project, less any costs or expenses incurred by any member of the Restricted Group or its agents in collecting such amounts and proceeds.

“Enforcement Notice” has the meaning given in the Deed of Appointment and Priority.

“Enforcement Proceeds” means all moneys received or recovered by the Security Agent after the Security has become enforceable in accordance with the terms of the Security Documents from the exercise or enforcement of the Security.

“Environment” means land, including any natural or man-made structures; water; and air.

“Environmental Claim” means any formal claim by any Person as a result of or in connection with any material violation of Environmental Law which claim could reasonably be expected to give rise to any remedy or penalty (whether interim or final) or liability for any member of the Restricted Group or any Senior Secured Creditor (in its capacity as such in the transactions contemplated by the Senior Finance Documents).

“Environmental Law” means any law or regulation of the Macau SAR or any other applicable jurisdiction with regard to:

(a)	harm to the health of humans; or

(b)	the pollution or protection of the Environment.

“Environmental Licence” means any material permit, licence, approval, registration, notification, exemption or any other authorisation required under any Environmental Law.

“Equator Principles” means the voluntary set of guidelines for determining, assessing and managing environmental and social risk in project financing promoted and published by the International Finance Corporation and first adopted by other financial institutions on or about 4 June 2003.

“Equity” means, at any time, the aggregate of the US dollar equivalents of:

(a)	the amounts paid up by the Shareholders by way of subscription for shares in the Company; and

(b)	the amounts advanced to the Company and outstanding at such time by way of Shareholder Loans.

“Equity Issuance” means:

(a)	any allotment or issuance (or the entering into by the Company or any other member of the Restricted Group of any agreement to allot or issue), or any grant to any Person of any right (whether conditional or unconditional) to call for or require the allotment or issuance of, any share or equity interest, or other securities (including without limitation bonds, notes, debentures, stock or similar instrument) which are convertible (whether at the option of the holder(s) thereof, the Company or otherwise) into shares or equity interests in the Company or other member of the Restricted Group, or any depositary receipt(s) in respect of any such share or equity interest; or

(b)	any grant of any option, warrant or other right of acquisition in respect of any such share, equity interest, other security or depositary receipt,

provided that for the avoidance of doubt, “Equity Issuance” shall not include any secondary sales of any shares, equity interests or other securities of the Company or any other member of the Restricted Group by any or all of the holders of such shares, equity interests or other securities.

“Equity Issuance Proceeds” means the amount of the proceeds (if not in cash, the monetary value thereof) of any Equity Issuance after deducting:

(a)	fees and expenses reasonably incurred in connection with such Equity Issuance by the Company or other member of the Restricted Group; and

(b)	any Taxes incurred or required to be paid by the Company or other member of the Restricted Group in connection with such Equity Issuance (as reasonably determined by the Company, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time.

“Event of Default” means any event or circumstance set out in Schedule 10 (Events of Default).

“Event of Eminent Domain” means, with respect to any Property:

(a)	any compulsory transfer or taking by condemnation, seizure, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking or confiscation of such Property or the requisition of the use of such Property, by any agency, department, authority, commission, board, instrumentality or political subdivision of any Governmental Authority having jurisdiction; or

(b)	any settlement in lieu of paragraph (a) above.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:

(a)	any loss, destruction or damage of such property or asset;

(b)	any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(c)	any settlement in lieu of paragraph (b) above.

“Excess Cash Flow” means, in relation to any period, CFADS for such period plus, without duplication the US dollar equivalents of:

(a)	to the extent included in Net Income for such period, interest income received during such period,

minus, without duplication, the US dollar equivalents of:

(b)	the aggregate amount of Financing Costs paid by the Company or any other member of the Restricted Group in cash during such period;

(c)	the aggregate amount of all prepayments of Advances under the Revolving Credit Facilities during such period to the extent accompanying permanent voluntary reductions of the commitments thereunder and all voluntary prepayments of Term Loan Facility Advances during such period;

(d)	the aggregate amount of all scheduled principal payments of the Company under the Facility Agreements made during such period (other than in respect of any Revolving Credit Facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the Company would not be able to reborrow all or any of the amount so prepaid); and

(e)	the aggregate of all other scheduled payments of any Financial Indebtedness permitted to be incurred by a member of the Restricted Group pursuant to paragraphs 2.1(e) and 2.1(f) of Part B of Schedule 5 (Covenants) falling due and any voluntary prepayments thereof made during such period (other than in respect of any overdraft or revolving facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the relevant member of the Restricted Group would not be able to reborrow all or any of the amount so prepaid), determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Excess Cash Flow and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).

“Excluded Claim Proceeds” means any proceeds of a Recovery Claim which the Company notifies the Intercreditor Agent are, or are to be, applied:

(a)	to satisfy (or reimburse a member of the Restricted Group which has discharged) any liability, charge or claim upon a member of the Restricted Group by a person which is not a member of the Restricted Group; or

(b)	in the replacement, reinstatement and/or repair of assets of members of the Restricted Group which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are deposited into and retained in an Account pending such application and are so applied as soon as possible (but in any event within 3 months, or such longer period as the Intercreditor Agent may agree) after receipt.

“Excluded Project” means any gaming, hotel or resort related business, development or undertaking of any kind in the Macau SAR other than the Projects and, save as contemplated by any Resort Management Agreement therefor in the case of the Company, neither involving nor permitting any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Restricted Group or its assets, including either of the Projects.

“Excluded Subsidiary” means a Subsidiary of the Company exclusively engaged in the development, financing, ownership, leasing or operation of Excluded Projects on terms which, save as contemplated by any Resort Management Agreement to which such Subsidiary is party in the case of the Company, neither involve nor permit any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Restricted Group or its assets, including either of the Projects.

“Expansion” means that part of the Projects comprised in the “Expansion Project Casino” as defined in the Construction Contract as at the date hereof, but excluding the Diamond Expansion.

“Expansion Opening Date” means the date upon which all Licenças de Ocupação required pursuant to applicable Legal Requirements in respect of the Expansion have been issued by the Macau SAR and the Expansion is fully open for business to the general public.

“Facility” means any of:

(a)	the Term Loan Facilities; or

(b)	the Revolving Credit Facilities.

“Facility Agents” means the Hotel Facility Agent, the Project Facility Agent, the Revolving Credit Facility Agent and the Additional Lender Agent.

“Facility Agreements” means:

(a)	the Hotel Facility Agreement;

(b)	the Project Facility Agreement;

(c)	the Revolving Credit Facility Agreement; and

(d)	the Additional Lender Facility Agreement.

“Facility Office” means the office or offices notified by a Senior Secured Creditor to the relevant Facility Agent under the Facilities and by the relevant Facility Agent to the Company and the Intercreditor Agent in writing on or before the date it becomes a

Senior Secured Creditor (or, following that date, by not less than 10 Business Days’ written notice) as the office or offices through which it shall perform its obligations under the relevant Facility.

“Fee Letters” means each of the fee letters entered into from time to time between the Company on the one hand and any of the Agents and the Security Agent on the other hand.

“Final Repayment Date”, in relation to each of the Hotel Facility and the Project Facility, means the seventh anniversary of the Second Amendment Signing Date.

“Finance Party Accession Undertaking” has the meaning given in the Deed of Appointment and Priority.

“Financial Indebtedness” means, in relation to any Person at any date, without duplication:

(a)	all indebtedness of such Person for borrowed money;

(b)	all obligations of such Person for the purchase price of Property or services to the extent the payment of such obligations is deferred for a period in excess of 90 days (other than trade payables incurred in the ordinary course of such Person’s business);

(c)	all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);

(e)	all Capital Lease Obligations (to the extent treated as finance or capital lease obligations in accordance with applicable GAAP) or Synthetic Lease Obligations of such Person;

(f)	any indebtedness of such Person for or in respect of receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or on a basis where recourse is limited solely to warranty claims relating to title or objective characteristics of the relevant receivables);

(g)	any indebtedness of such Person in respect of any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)	all indebtedness of such Person, contingent or otherwise, as an account party under acceptance, letter of credit, completion guaranties, performance bonds or similar facilities;

(i)	all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person;

(j)	all obligations of such Person in respect of Swap Agreements or any other derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;

(k)	all Guarantee Obligations of such Person in respect of obligations of the kind referred to in paragraphs (a) through (j) above;

(l)	all obligations of the kind referred to in paragraphs (a) through (k) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(m)	the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

“Financial Model” means the computer model, stored on computer disc(s), and consisting of algorithms as set out on the print-out from such disc(s), each to be initialled at the Second Amendment Signing Date by the Intercreditor Agent and the Company solely for the purposes of identification.

“Financing Costs” means:

(a)	interest, fees, commissions, costs and expenses payable by the Company under the Senior Finance Documents;

(b)	interest, fees, commissions, costs and expenses payable by the Company under the Performance Bond Facility;

(c)	amounts payable by the Company under Clause 10 (Changes to the Calculation of Interest), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) and Clause 13 (Currency and Other Indemnities);

(d)	any other amounts of interest, fees, commissions, discounts, prepayment penalties or premiums and other finance payments payable in respect of Financial Indebtedness permitted to be incurred by a member of the Restricted Group pursuant to paragraphs 2.1(e) and 2.1(f) of Part B of Schedule 5 (Covenants);

(e)	net amounts payable by the Company under any Hedging Agreement; and

(f)

any value added or other taxes payable by the Company or any other member of the Restricted Group in respect of paragraphs (a) through (e) above and, save to the extent already included in paragraph (c) above, any withholding tax on a party under a Senior Finance Document, the Performance Bond

Facility or any other agreement relating to the provision of Financial Indebtedness referred to above in respect of which the Company or any other member of the Restricted Group has an obligation to gross up.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“First Repayment Date” means, in relation to each of the Term Loan Facilities, the date falling 51 months from the Second Amendment Signing Date.

“Fiscal Quarter” means any one of the four consecutive three calendar month periods comprised in a Fiscal Year.

“Fiscal Year” means the fiscal year of the Company, the Restricted Group and the Wynn Obligors ending on 31 December of each calendar year.

“Floating Charge” means the charge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Fundamental Term” means, in respect of a Senior Finance Document:

(a)	the lists of documents comprising Senior Finance Documents and Security Documents set out in the definitions thereof and the definitions of Required Lenders and Fundamental Term in Clause 1.1;

(b)	the provisions setting out the date for, or the amount of, or the currency of, any payment of principal or interest under a Senior Finance Document or any interest rate hedging payment to a Hedging Counterparty;

(c)	Clause 2.1 (Conditions Precedent to the CP Satisfaction Date) (save in relation to the identity of the opinion providers as set forth in paragraph 14 of Part A of Schedule 2 (Conditions Precedent) and paragraph 30 of Part A of Schedule 2 (Conditions Precedent));

(d)	the provisions setting out the amount of a Lender’s Available Commitment under a Facility (otherwise than by a transfer in accordance with the terms of this Agreement) or the duration of its availability or any additional obligation on a Lender to lend money or provide any other form of credit;

(e)	a term which expressly requires the consent of each Lender or Senior Secured Creditor;

(f)	the provisions dealing with the conditions under which assets may be released from the Security or the priority or ranking thereof;

(g)	the provisions dealing with the order of distribution on partial payment by the Company or the proceeds of Security;

(h)	paragraph 2.1(e) of Part B of Schedule 5 (Covenants), paragraph 2.1(f) of Part B of Schedule 5 (Covenants), the provisions setting out the priority and ranking of the Secured Obligations (and any other provisions which, if amended, would have the effect of changing the priority or ranking thereof) and the provisions dealing with the designation of a document as a Senior Finance Document (to the extent it involves any sharing in the Security or the granting, creating or sharing in any other Lien over the Project Security and is not a document necessary for the purposes of incurring the Financial Indebtedness referred to in paragraphs 2.1(e) or 2.1(f) of Part B of Schedule 5 (Covenants)) and any provision which, if amended, would have the effect of permitting such a designation;

(i)	Clause 25 (Sharing Among the Senior Secured Creditors); and

(j)	Clause 33 (Intercreditor Arrangements).

Notwithstanding the above, unanimity among the Lenders and Hedging Counterparties shall not be required with respect to any changes, additions, deletions, modifications or supplements (herein “changes”) comprised in any amendment to the Deed of Appointment and Priority made in accordance with clause 24.1(c) (Required Consents) thereof with respect to subparagraphs (a), (e), (f), (g), (h) and (j) above and any Decision related to such changes shall be effected pursuant to subparagraph (a) of the definition of Required Lenders (and as if a Hedging Voting Right Event had occurred and was continuing in relation to each Hedging Counterparty) provided that, in each case, the Senior Secured Creditors’ rights, benefits and interests in respect of the First Ranking Liabilities (as defined in the Deed of Appointment and Priority) and the Security, the enforcement thereof and the priority and ranking of their claims in respect thereof and the subordination thereto of all other claims, remain unaffected by any such changes.

“Funded Debt” means, in relation to any Person, all Financial Indebtedness of such Person of the types described in sub-clauses (a) through (g) of the definition of “Financial Indebtedness” in this Clause.

“Funds” means any funds that are unconditionally available and have been made available, raised, procured or obtained in a manner that does not breach the terms of this Agreement including such amount of Financial Indebtedness permitted to be created, incurred, assumed or suffered to exist pursuant to paragraph 2.1(e) of Part B of Schedule 5 as, when aggregated with all other amounts of Financial Indebtedness permitted to be created, incurred, assumed or suffered to exist pursuant to paragraph 2.1(e), does not exceed USD500,000,000 or its equivalent.

“GAAP” means, in respect of the Company and the other members of the Restricted Group, the International Accounting Standards issued by the International Accounting Standards Board or its successor and, in respect of any Wynn Obligor, generally accepted accounting principles in the United States of America as in effect from time to time.

“Gaming Concession Consent Agreement” means the Agreement Relating to Security (with the Exclusion of Land Concession and Immovable Property) dated on or about the date of this Agreement between the Government of the Macau SAR, the Company and the Security Agent and the Supplement in respect thereof dated 14 September 2005.

“Global Coordinating Lead Arrangers” or “GCLAs” means Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch and Société Générale Asia Limited acting as such under the Senior Finance Documents.

“Governing Documents” means, collectively, as to any Person, the certificate of incorporation, the memorandum and articles of association or bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents applicable to such Person.

“Governmental Authority” means, as to any Person, the government of the Macau SAR, any other national, state, provincial or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over such Person, or any arbitrator with authority to bind such Person at law.

“Group” means the Company and each of the Company’s Subsidiaries (other than any Excluded Subsidiary) for the time being (including, without limitation, any Subsidiary of the Company which becomes an Obligor pursuant to paragraph 27 of Part A of Schedule 5).

“Guaranteed Date of Substantial Completion” means, in respect of the Original Project, the “Guaranteed Date of Original Project Substantial Completion” and, in respect of the Expansion, the “Guaranteed Date of Expansion Project Substantial Completion”, each as defined in the Construction Contract.

“Guarantee Obligation” means any guarantee, indemnity, letter of credit or other legally binding assurance against loss granted by one Person in respect of any Financial Indebtedness or other liability or obligation of another Person, or any agreement to assume any Financial Indebtedness of any other Person or to supply funds or to invest in any manner whatsoever in such other Person by reason of Financial Indebtedness of such Person; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation (unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing

Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith).

“Hazardous Substance” means radioactive materials, asbestos and other substances defined as “hazardous” or of a similar nature under any Environmental Law.

“Hedging Agreements” means any agreement entered into by the Company in accordance with the Hedging Arrangements.

“Hedging Arrangements” means the requirements concerning interest rate hedging set out in Schedule 8 (Hedging Arrangements).

“Hedging Counterparties” means a financial institution identified as such in Part D of Schedule 1 (Hedging Counterparties) and the parties, other than the Company, to the Hedging Agreements and who have executed a Hedging Counterparty’s Deed of Accession.

“Hedging Counterparty’s Deed of Accession” means a deed of accession in substantially the form set out in Appendix 1 to Schedule 8 (Hedging Arrangements).

“Hedging Voting Right Event” means, in relation to any Hedging Counterparty, the occurrence and continuation of both of the following events:

(a)	the serving of any notice given by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default); and

(b)	a Realised Hedge Loss is not paid when due under the Hedging Agreement to which such Hedging Counterparty is party.

“HIBOR” in relation to any Facility Agreement, has the meaning given in such Facility Agreement.

“HKD” or “HK dollars” denotes the lawful currency of the Hong Kong SAR.

“HKD Debt Service Account” means the account so designated in Schedule 6 (Accounts).

“HKD Debt Service Reserve Account” means the account so designated in Schedule 6 (Accounts).

“HKD Operating Account” means the account so designated in Schedule 6 (Accounts).

“Holding Company” in relation to a Person, means an entity of which that Person is a Subsidiary.

“Hong Kong SAR” means the Hong Kong Special Administrative Region.

“Hotel Facility” means the term loan facilities provided pursuant to the Hotel Facility Agreement.

“Hotel Facility Agent” means Société Générale Asia Limited as facility agent for the Hotel Facility Lenders or its successor appointed in accordance with this Agreement.

“Hotel Facility Agreement” means the agreement so entitled between the Company, the Hotel Facility Agent and the Hotel Facility Lenders.

“Hotel Facility Availability Period” means the period specified in Clause 4.1 (Hotel Facility Availability Period).

“Hotel Facility HKD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Hotel Facility Lender” means a lender identified as such in Part A of Schedule 1 (Hotel Facility Lenders) or a Transferee in respect of the Hotel Facility.

“Hotel Facility USD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Hotel Lending Group” means the Hotel Facility Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Hotel Facility Agreement.

“Hotel Project” means the design, development and construction in accordance with the Construction Contract and the Diamond Construction Contract of a luxury hotel resort, retail and entertainment complex on land leased to the Company under the Land Concession Contract and the ownership, operation and maintenance thereof by the Company but shall not include the design, development, construction, ownership, operation or maintenance by the Company of a casino pursuant to the Concession Contract nor the purchase of any associated gaming equipment or utensils.

“Hotel Project Costs” means such Project Costs as relate to the Hotel Project.

“Hotel Revolving Credit Facility” has the meaning given in the Revolving Credit Facility Agreement.

“Increased Costs” has the meaning given in Clause 12 (Increased Costs).

“Information Memorandums” means the information memorandum dated June 2004, the information memorandum dated June 2005 and the information memorandum dated April 2007 prepared by the Company in relation to the Projects for the purposes of the financing of any or all of the Facilities.

“Initial Advance” means the first Advance made under each of the Facilities.

“Insolvency of a Multiemployer Plan” has the meaning given in section 4245(6) of ERISA.

“Insurance” means a Direct Insurance or a Reinsurance.

“Insurance Adviser” means, as the case may be:

(a)	JLT Risk Solutions Asia as the insurance adviser acting on behalf of all Senior Secured Creditors pursuant to the engagement letters dated 15 September 2003, 27 April 2005 and 10 May 2007;

(b)	the insurance adviser acting on behalf of all Senior Secured Creditors according to the scope of work and fees agreed by the Senior Secured Creditors and approved by the Company (such approval not to be unreasonably withheld or delayed) before the CP Satisfaction Date; or

(c)	the insurance adviser appointed by the Intercreditor Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed) from time to time after the CP Satisfaction Date to act on behalf of the Senior Secured Creditors as and when required to advise the Senior Secured Creditors in respect of Projects.

“Insurance Broker’s Letter of Undertaking” means a letter of undertaking in substantially the form set out in Appendix 5 to Schedule 7 (Insurance) or in such other form as may be approved by the Intercreditor Agent acting in consultation with the Insurance Adviser, such approval not to be unreasonably withheld.

“Insurance Proceeds” means all amounts and proceeds (including monetary instruments) paid under any insurance policy maintained by the Company (including, without limitation, any insurance policy required to be maintained by the Company under any Transaction Document but excluding any public liability, third party liability, workers compensation and legal liability insurances and also excluding any other insurance the proceeds of which are payable to the employees of the Company) less any costs or expenses incurred by the Company or its agents in collecting such amounts and proceeds.

“Insurance Requirements” means all material terms of any insurance policy required pursuant to the Senior Finance Documents (including Schedule 7 (Insurance)).

“Insurer” means a Direct Insurer or a Reinsurer.

“Insurer Notices and Acknowledgements” means the notices and acknowledgements to be delivered to and executed by each Insurer and Reinsurer in accordance with the Assignment of Insurances and the Assignments of Reinsurances, respectively (including those referred to in paragraphs 2.3.2 and 2.4.2 of Schedule 7 (Insurance)).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, including copyrights, patents, trademarks, service-marks, technology, know-how and processes, formulas, trade secrets or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agent” means Société Générale Asia Limited in its capacity as intercreditor agent for the Senior Secured Creditors or its successor appointed in accordance with this Agreement.

“Interest Coverage Ratio” means, in relation to any period, the ratio of EBITDA to Financing Costs for such period.

“Interest Payment Date” means each date on which an Interest Period ends.

“Interest Period” means, in relation to any Advance, each period for the calculation of interest in respect thereof ascertained in accordance with Clause 9 (Interest, Interest Periods and Default Interest).

“Investment Income” means any interest, dividends or other income arising from or in respect of a Permitted Investment.

“Investment Proceeds” means any net proceeds received upon any disposal, realisation or redemption of a Permitted Investment, but excluding any Investment Income.

“Investments” has the meaning given to it in paragraph 8 of Part B of Schedule 5 (Covenants).

“IP Agreement” means the Intellectual Property License Agreement dated 1 January 2003 between the Licensor and the Company, as amended by the First Amendment to Intellectual Property License Agreement dated 1 April 2004, the Second Amendment to Intellectual Property License Agreement dated 7 March 2005 and the Third Amendment to Intellectual Property Licence Agreement dated on or about the date of the Common Terms Agreement Second Amendment Agreement.

“IP Fees” means “Licensing Fee” as defined in the IP Agreement.

“ISDA Master Agreement” has the meaning given in Schedule 8 (Hedging Arrangements).

“ISDA Schedule” means the schedule to the ISDA Master Agreement in form and substance reasonably satisfactory to the Intercreditor Agent.

“Land Concession Contract” means the land concession contract agreed to by the Company with the Macau SAR on 4 June 2004 which forms an integral part of Dispatch number 81/2004.

“Land Concession Consent Agreement” means the Agreement relating to Security under the Land Concession Contract dated on or about the date of this Agreement between the Government of the Macau SAR, the Company and the Security Agent and the Supplement in respect thereof dated 14 September 2005.

“Land Security Assignment” means the assignment so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Legal Requirements” means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question.

“Lender” means a Hotel Facility Lender, a Project Facility Lender, a Revolving Credit Facility Lender or an Additional Lender.

“Lending Group” means the Hotel Lending Group, the Project Lending Group, the Revolving Lending Group and the Additional Lending Group.

“Leverage Ratio” means, in relation to any period, the ratio of Total Debt on the last day of such period to EBITDA for such period.

“LIBOR”, in relation to any Facility Agreement, has the meaning given in such Facility Agreement.

“Licensor” has the meaning given in the IP Agreement

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes of any jurisdiction)).

“Line Item” means each of the following line item categories:

(a)	Hard Construction Costs

(i)	Construction and Building

(ii)	Interior Furnishings and Equipment

(iii)	Design Fees

(iv)	Contractor’s Fees

(v)	Construction Contingency

(vi)	Owner’s Contingency

(b)	Pre-Opening Costs

(i)	Payroll

(ii)	Direct Expenses

(iii)	Corporate Expenses

(c)	Owner Furniture, Fittings and Equipment

(i)	Casino

(ii)	Hotel

(iii)	Food and Beverage

(iv)	Others

(d)	Land Cost

(e)	Pre-Opening Working Capital

(f)	Capitalised Interest and Commitment Fees

(i)	Revolving Credit Facility

(ii)	Performance Bond Facility

(g)	Tax, Fees and Expenses

(h)	Contingency.

“Liquidated Damages” means any liquidated damages paid pursuant to any obligation, default or breach under any Project Document to which a member of the Restricted Group is party (other than any Termination Proceeds), in each case net of costs and expenses incurred by such member of the Restricted Group or its agent pursuant to arm’s length transactions in connection with adjustment or settlement thereof and taxes paid with respect thereto.

“Livrança Covering Letter” means the letter from the Company to the Security Agent dated on or about the date of this Agreement in relation to the Livranças.

“Livranças” means the promissory notes dated on or about the date of this Agreement issued by the Company and endorsed and payable to the Security Agent.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Loss Proceeds” means all amounts and proceeds (including monetary instruments) in respect of any Event of Loss, including proceeds of any insurance policy required to be maintained by the Company or any other member of the Restricted Group under this Agreement, less any costs and expenses incurred by the Company or such member of the Restricted Group or its agents in collecting such amounts and proceeds.

“Macau Gaming Laws” means Law No. 16/2001 and Administrative Regulation No. 26/2001, as amended from time to time, and other laws promulgated by any Governmental Authority of the Macau SAR and applying to gaming operations in the Macau SAR.

“Macau SAR” means the Macau Special Administrative Region.

“Major Project Document” means any of:

(a)	the Concession Contract;

(b)	the Land Concession Contract;

(c)	the Construction Contract;

(d)	the Diamond Construction Contract;

(e)	the Prime Contractor’s Completion Guarantee;

(f)	the Prime Contractor’s Performance Bond;

(g)	the Project Administration Services Agreement;

(h)	the IP Agreement;

(i)	the Performance Bond Facility Agreement;

(j)	the Concession Contract Performance Bond;

(k)	any Resort Management Agreement; and

(l)	any other Project Document with a total contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) by any member of the Restricted Group or which may otherwise involve liabilities, actual or contingent, of any member of the Restricted Group in each case in an amount in excess of USD25,000,000 or its equivalent.

“Major Project Participants” means:

(a)	each Obligor;

(b)	the Macau SAR;

(c)	the Prime Contractor (for so long as it has any actual or contingent liabilities under the Construction Contract);

(d)	Leighton Holdings Limited and China Overseas Holdings Limited (for so long as, in each case, it has any actual or contingent liabilities under the Prime Contractor’s Completion Guarantee);

(e)	the PASA Agent (for so long as it has any actual or contingent liabilities under the PASA); and

(f)	each other Person who is party to a Major Project Document (other than any Resort Management Agreement).

“Market Disruption Event” has the meaning given in Clause 10.2 (Market disruption).

“Material Adverse Effect” means a material adverse condition or material adverse change in or affecting:

(a)	the business, assets, liabilities, property, condition (financial or otherwise), results of operations, prospects, value or management of the Company or the

Company, the Restricted Group and the Wynn Obligors, taken as a whole, or that calls into question in any material respect the Projections or any of the material assumptions on which the Projections were prepared;

(b)	the Original Project or the Expansion;

(c)	the ability of the Company to achieve Substantial Completion in respect of the Original Project on or prior to the Guaranteed Date of Substantial Completion therefor;

(d)	the validity or enforceability of any Senior Finance Document;

(e)	the validity, enforceability or priority of any the Liens purported to be created under any of the Security Documents; or

(f)	the rights and remedies of any Secured Creditor under any Senior Finance Document.

“Monthly Construction Period Report” has the meaning given in paragraph 2(b) of Part A of Schedule 5 (Covenants).

“Monthly Construction Progress Report” means each of the monthly reports prepared by the Prime Contractor under section 7.5 of the Construction Contract.

“Moody’s” means Moody’s Investors Service, Inc or its successor.

“MOP Operating Account” means the account so designated in Schedule 6 (Accounts).

“Mortgage” means the mortgage so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Mr Okada” means Mr. Kazuo Okada (who, as of the Second Amendment Signing Date, is the Vice Chairman of the board of directors of Wynn Resorts).

“Mr Wynn” means Mr Stephen A. Wynn.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a)

in connection with any Asset Sale, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or instalment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Financial Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) and other fees and expenses, in each case, to the extent actually incurred in connection with such Asset Sale and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements, in each case reducing the amount of taxes so paid or estimated to be payable); and

(b)	in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses, in each case, to the extent actually incurred by the Company or any other member of the Restricted Group in connection therewith.

“Net Income” means, in relation to any period, the net income (or loss) of the Restricted Group for such period, determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Net Income and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof) and otherwise in accordance with GAAP without taking account of any amount of cash or cash proceeds paid or received in respect of the grant or entry into any Subconcession and before any reduction in respect of preferred equity dividends.

“Notice to Proceed” has the meaning given to such term in the Construction Contract.

“Notional Amount”, in relation to a Hedging Agreement, has the meaning referred to in paragraph 9 of Schedule 8 (Hedging Arrangements).

“Novation Certificate” means a novation certificate in substantially the form set out in Part B of Schedule 11 (Transfers and Accession).

“Obligations” means:

(a)

all loans, advances, debts, liabilities and obligations howsoever arising, owed by the Company or any other Obligor under the Senior Finance Documents to any Senior Secured Creditors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Senior Finance Documents or any of the other Transaction Documents, including all interest (including interest accruing after the maturity of any Advance and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, if any, and any charges, expenses, attorneys’ fees and accountants’ fees, in each case chargeable to any Obligor in connection with its dealings with such Obligor and payable by such Obligor thereunder;

(b)	any and all sums advanced by any Agent or any Lender in order to preserve the Project Security or preserve any Senior Secured Creditor’s security interest in the Project Security as permitted by the Senior Finance Documents; and

(c)	in the event of any proceeding for the collection or enforcement of the Obligations after issuance of an Enforcement Notice, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realising on the Project Security, or of any exercise by any Senior Secured Creditor of its rights under the Security Documents, together with attorneys’ fees and court costs, in each case as permitted by the Senior Finance Documents.

“Obligors” means the Company, the other members of the Restricted Group, the Wynn Obligors, Wynn Resorts (solely with respect to its obligations under the Corporate Administrative Fees Agreement and the Sponsors’ Subordination Deed), the Licensor (solely with respect to its obligations under the IP Agreement and the Sponsors’ Subordination Deed), any assignee or transferee of the Licensor under the IP Agreement and any party to a Senior Finance Document referred to in paragraph (f) of the definition of Senior Finance Document (other than a Secured Party or a Person who is solely party to an acknowledgement of Security).

“Opening Conditions” means, collectively, the following in respect of the Original Project:

(a)	the Intercreditor Agent shall have received from the Company a certificate, substantially in the form set out in Part A of Schedule 19 (Forms of Opening Conditions Certificates), pursuant to which the Company certifies that:

(i)	furnishings, fixtures and equipment necessary to use and occupy the various portions of each Project comprised in the Original Project for their intended uses shall have been installed and shall be operational;

(ii)	the Project Certificates of Occupancy for the Original Project shall have been issued, each area of the Original Project in which any operation of casino games of chance or other forms of gaming will be carried out shall have been classified as a casino or gaming zone in accordance with Article 9 of the Concession Contract and (other than any Permit made or issued by or with a Governmental Authority the failure of which to obtain could not reasonably be expected to affect the operations of the Original Project in any material respect) each other Permit made or issued by or with a Governmental Authority required under applicable Legal Requirements to be obtained prior to the Opening Date for the Original Project shall have been obtained;

(iii)	the Original Project (other than the premises to be occupied by individual retail and restaurant tenants) shall be fully open for business to the general public and at least, notwithstanding the foregoing, in the case of the Original Project, 80% of each of the projected 380 slot machines and 200 gaming tables shall be operating, 80% of all rooms shall be ready for occupancy, at least 80% of restaurant outlets shall be open for business and at least 80% of the floor space comprised in the Original Project and designated in the Plans and Specifications for retail tenants has been occupied (save for facilities which by their nature are not open to the general public in the ordinary course of business but are operating);

(iv)	any remaining work (including, in the case of the Original Project, any work on the Expansion) shall be such that it will not materially affect the operation of the Original Project;

(v)	the failure to complete the remaining work would not materially affect the operation of the Original Project; and

(vi)	the Company shall have available a fully trained staff to operate the Original Project; and

(b)	the Intercreditor Agent shall have received from the Technical Adviser a certificate, substantially in the form set out in Part B of Schedule 19 (Forms of Opening Conditions Certificates) in respect of the Original Project.

“Opening Date” means, in relation to the Original Project, the date on which all the Project Certificates of Occupancy required for the Original Project have been issued.

“Operation Period Insurances” means the insurances listed in Appendix 2 to Schedule 7 (Insurance) and effected in accordance with the terms of Schedule 7 (Insurance).

“Operatives” means a shareholder, officer, employee, servant, controlling Person, executive, director, agent, authorised representative or Affiliate of any of the Obligors.

“Original Project” means that part of the Projects the construction of which was contemplated by the original Construction Contract entered into by the Company and the Prime Contractor and dated 10 May 2004 as amended by the change order and amendment thereto dated 14 September 2004.

“PASA Agent” means Wynn Design & Development, LLC.

“PASA Direct Agreement” means the agreement so entitled between the PASA Agent, the Company and the Security Agent in the Agreed Form.

“Patacas” or “MOP” denotes the lawful currency of the Macau SAR.

“Payment and Performance Bond” means any payment and performance bond delivered under any Major Project Document in favour of the Company and supporting the Contractor’s obligations under any such Major Project Document (including the Prime Contractor’s Completion Guarantees and the Prime Contractor’s Performance Bonds).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Performance Bond Facility” means a facility extended to the Company by the Performance Bond Provider in accordance with the terms of the Performance Bond Facility Agreement for the issuance of the Concession Contract Performance Bond and subordinated to amounts owed to the Senior Secured Creditors under the Senior Finance Documents in accordance with the Deed of Appointment and Priority.

“Performance Bond Facility Agreement” means the agreement dated as of 14 September 2004 between the Performance Bond Provider and the Company.

“Performance Bond Provider” means Banco Nacional Ultramarino, S.A. or such other Person as may be acceptable to the Intercreditor Agent.

“Permits” means all approvals, licences, consents, permits, authorisations, registrations and filings, necessary in connection with the execution, delivery or performance, admission into evidence or enforcement of the Transaction Documents and all material approvals, licences, consents, permits, authorisations, registrations and filings required for the development, construction, ownership or operation of the Projects as contemplated under the Transaction Documents, including those listed in Schedule 12 (Permits).

“Permitted Businesses” means the Projects, including:

(a)	in the case of the Company only, the operation of casino games of chance or other forms of gaming in one or more locations in the Macau SAR in connection with the Projects or any Excluded Project, in each case as permitted under the Concession Contract and, in the case of any Excluded Project, as contemplated by the Resort Management Agreement entered into by the Company in respect thereof;

(b)	the development, construction, ownership and operation of a hotel resort and casino as contemplated in the Concession Contract; and

(c)	food and beverage, spa, entertainment production, convention, retail, foreign exchange, transportation and outsourcing of in-house facilities, businesses or other activities which are necessary for, incident to, arising out of, supportive of or connected to the development, construction, ownership or operation of such hotel resort and casino, and, in the case of the Company and other members of the Restricted Group, the holding of shares and other interests permitted hereunder in Excluded Subsidiaries.

“Permitted Financial Indebtedness” has the meaning given in paragraph 2.1 of Part B of Schedule 5 (Covenants).

“Permitted Investments” means the following:

(a)	securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(b)	securities issued, or directly and fully guaranteed or insured, by the government of the Hong Kong SAR or any agency or instrumentality of the government of the Hong Kong SAR (as long as the full faith and credit of the Hong Kong SAR is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(c)	interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least “A” or the equivalent by S&P or Moody’s or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in paragraph (a) or (b) above, of a market value of no less than the amount of monies so invested;

(d)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in paragraphs (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in paragraph (c) above;

(e)	commercial paper having a rating of A-1 or P-1 from S&P or Moody’s respectively and in each case maturing within nine months after the date of acquisition; and

(f)	money market or mutual funds which are rated at least AAA by S&P or Aaa by Moody’s or have an equivalent rating from another internationally recognised rating agency.

“Permitted Liens” means the collective reference to:

(a)	in the case of any Property other than any Pledged Stock, Liens permitted by paragraph 3 of Part B of Schedule 5 (Covenants) hereto (but only of the priority and to the extent of coverage expressly set forth in paragraph 3 of Part B of Schedule 5 (Covenants) hereto); and

(b)	in the case of any Property consisting of Pledged Stock, non-consensual Liens permitted by paragraph 3 of Part B of Schedule 5 (Covenants) hereto to the extent arising by operation of law.

“Person” means any natural person, corporation, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Plan” means, at a particular time, any employee benefit plan that is subject to the requirements of section 412 of the Code or that is a Single Employer Plan and which any Loan Party or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which any Loan Party or any Commonly Controlled Entity could reasonably be expected to incur any liability.

“Plans and Specifications” means the plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Projects provided to the Technical Adviser in accordance with paragraph 28 of Part A of Schedule 2 (Conditions Precedent) as may be amended in accordance with any variation permitted pursuant to paragraph 15 of Part B of Schedule 5 (Covenants).

“Pledge over Gaming Equipment and Utensils” means the pledge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Pledge over Onshore Accounts” means the pledge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Pledged Stock” means any Property expressed to be subject to any Lien created or purported to be created under all and any of the Company Share Pledge, the Wynn International Share Charge and the Wynn HK Share Charge.

“Post-Amendment Global Transfer Agreement” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Power of Attorney” means the irrevocable power of attorney dated on or about the date of this Agreement granted by the Company in favour of the Security Agent in connection with the Mortgage.

“Pre-Amendment Global Transfer Agreement” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Prime Contractor” means Leighton Contractors (Asia) Limited, China Construction Engineering (Macau) Company Limited and China State Construction Engineering (Hong Kong) Limited.

“Prime Contractor’s Completion Guarantee” means:

(a)	the Amended and Restated Parent Completion Guarantee dated 14 September 2005 given by Leighton Holdings Limited and China Overseas Holdings Limited to the Company in support of the Prime Contractor’s obligations under the Construction Contract; and

(b)	the completion guarantee, if any, given by Leighton Holdings Limited and China Overseas Holdings Limited to the Company in support of the Prime Contractor’s obligations under the Diamond Construction Contract.

“Prime Contractor’s Performance Bond” means:

(a)	the two Payment and Performance Bonds dated 14 September 2005 in an aggregate amount of not less than USD45,722,399 and delivered to the Company in support of the Prime Contractor’s obligations under the Construction Contract; and

(b)	the Payment and Performance Bond, if any, delivered to the Company in support of the Prime Contractor’s obligations under the Diamond Construction Contract.

“Proceedings” has the meaning given to it in paragraph 12(i) of Part A of Schedule 5 (Covenants) hereto.

“Project” means:

(a)	the Hotel Project; or

(b)	the design, development and construction in accordance with the Concession Contract, the Construction Contract and the Diamond Construction Contract of a casino on land leased to the Company under the Land Concession Contract, the ownership, operation and maintenance thereof by the Company and the purchase of associated gaming equipment and utensils, and “Projects” means both of them.

“Project Administration Services Agreement” (or “PASA”) means the Amended and Restated Project Administration Services Agreement between the PASA Agent and the Company dated 14 September 2005.

“Project Certificates of Occupancy” means the Licenças de Ocupação issued by the Macau SAR pursuant to applicable Legal Requirements for the Original Project.

“Project Costs” means all costs incurred, or to be incurred, in respect of the Projects, comprising, without double counting:

(a)	all costs incurred under the Construction Contract and the Diamond Construction Contract;

(b)	interest, commissions or other Financing Costs payable under the Senior Finance Documents prior to the Diamond Opening Date;

(c)	commitment commission payable under the Performance Bond Facility prior to the Diamond Opening Date;

(d)

guarantee fees, legal fees and expenses, financial advisory fees and expenses, technical fees and expenses (including fees and expenses of the Technical Adviser and the Insurance Advisor), commitment fees, management fees and corporate overhead agency fees (including fees and expenses of the Agents), interest, taxes (including value added tax) and other out-of-pocket expenses payable by the Company or any other member of the Restricted Group under any documents related to the financing and administration of the Projects prior to the Diamond Opening Date;

(e)	the costs of acquiring Permits for the Projects prior to the Diamond Opening Date;

(f)	costs incurred in settling insurance claims in connection with Events of Loss and collecting Loss Proceeds at any time prior to the Diamond Opening Date;

(g)	working capital costs incurred prior to the Diamond Opening Date; and

(h)	cash to collateralise commercial letters of credit to the extent that payment of any such cash amount to the vendor or materialman who is the beneficiary of such letter of credit would have constituted a “Project Cost”.

“Project Documents” means:

(a)	the Concession Contract, the Land Concession Contract, the Construction Contract, the Prime Contractor’s Completion Guarantee, the Prime Contractor’s Performance Bond, the Project Administration Services Agreement, the IP Agreement and each Payment and Performance Bond issued to the Company or any other member of the Restricted Group; and

(b)	any other document or agreement entered into by the Company or any other member of the Restricted Group (other than the Senior Finance Documents),

each	as the same may be amended from time to time in accordance with the terms and conditions of this Agreement and thereof.

“Project Facility” means the term loan facilities provided pursuant to the Project Facility Agreement.

“Project Facility Agent” means Société Générale Asia Limited as facility agent for the Project Facility Lenders or its successor appointed in accordance with this Agreement.

“Project Facility Agreement” means the agreement so entitled between the Company, the Project Facility Agent and the Project Facility Lenders.

“Project Facility Availability Period” means, in relation to the Project Facility, the period specified in respect thereof in Clause 4.2 (Project Facility Availability Period).

“Project Facility HKD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Project Facility Lender” means a lender identified as such in Part B of Schedule 1 (Project Facility Lenders) or a Transferee in respect of the Project Facility.

“Project Facility USD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Project Lending Group” means the Project Facility Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Project Facility Agreement.

“Project Revenues” means all income and receipts of the Restricted Group, including those derived from the ownership or operation of the Projects or the Permitted Businesses, including payments received under any Project Document, net payments, if any, received under Hedging Agreements, Liquidated Damages, Insurance Proceeds, Eminent Domain Proceeds, together with any receipts derived from the sale of any property pertaining to the Projects or the Permitted Businesses or incidental to the operation of the Projects or the Permitted Businesses, all as determined in conformity with cash accounting principles, and the proceeds of any condemnation awards relating to the Projects or the Permitted Businesses provided always that Project Revenues shall not include any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary.

“Project Revolving Credit Facility” has the meaning given in the Revolving Credit Facility Agreement.

“Project Security” means any Property expressed to be subject to any Lien created or purported to be created under any of the Security Documents.

“Project Schedule” means the schedule referred to in paragraph 25 of Part A of Schedule 2 (Conditions Precedent).

“Project Works” means the design, development and construction of the Projects and any other works contemplated by the Construction Contract.

“Projections” has the meaning given in paragraph 2(c) of Part A of Schedule 5 (Covenants).

“Property” means any property or assets including without limitation any right or interest (whether legal or equitable) in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Quarterly Date” means:

(a)	with respect to the first Quarterly Date, the last day of the first full Fiscal Quarter falling after the Second Amendment Signing Date; and

(b)	with respect to each subsequent Quarterly Date, the last day of the next succeeding Fiscal Quarter.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period or, in the case of any interest rate determined using HIBOR, the first day of that period.

“Realised Hedge Loss” has the meaning given in paragraph 6 of Schedule 8 (Hedging Arrangements).

“Recovering Senior Secured Creditor” has the meaning given in Clause 25.1 (Payments to Senior Secured Creditors).

“Reference Banks”, in relation to any Facility Agreement, has the meaning given in such Facility Agreement.

“Reinsurance” means any contract or policy of reinsurance from time to time required by paragraph 1.2 of Schedule 7 (Insurance) to be taken out or effected in respect of any Direct Insurance.

“Reinsurance Broker’s Letter of Undertaking” means a letter of undertaking in substantially the form set out in Appendix 6 to Schedule 7 (Insurance) or in such other form as may be approved by the Intercreditor Agent acting in consultation with the Insurance Adviser, such approval not to be unreasonably withheld.

“Reinsurer” means an international reinsurer of good standing and responsibility with whom a Reinsurance is placed from time to time in accordance with Schedule 7 (Insurance).

“Related Party” means:

(a)	any 80% (or more) owned Subsidiary, heir, estate, lineal descendent or immediate family member of each of Mr Wynn or Mr Okada; and

(b)	any trust, corporation, partnership or other entity, the beneficiaries, equity holders, partners, owners or Persons directly or indirectly beneficially holding an 80% or more controlling interest of which consist of Mr Wynn and/or such other Persons referred to in paragraph (a) above.

“Release Date” means the date on which the Intercreditor Agent notifies the Company that the following conditions have been satisfied:

(a)	receipt by the Intercreditor Agent of confirmation from each Agent and Hedging Counterparty that all liabilities to its Lending Group or, as the case may be, to it have been discharged in full under the Senior Finance Documents; and

(b)	unless the discharge in paragraph (a) above is effected using the proceeds of Financial Indebtedness incurred pursuant to paragraph 2.1(d) of Part B of Schedule 5 (Covenants), receipt by the Intercreditor Agent of a legal opinion from the Lenders’ Macanese counsel in a form satisfactory to the Intercreditor Agent on the basis of which the Intercreditor Agent is able to determine that the risk of the discharge of the Financial Indebtedness owed by the Company to the Senior Secured Creditors in accordance with the Senior Finance Documents not being recognised or deemed to be discharged under the insolvency laws of the Macau SAR is acceptable to the Intercreditor Agent.

“Relevant Party” means a Person (other than a Substantial Shareholder or, in respect only of his direct shareholding in the Company as at the Signing Date, Mr Wong Chi Seng) who, legally or beneficially, directly or indirectly, owns or holds any of the outstanding Capital Stock of the Company other than directly or indirectly through Wynn International.

“Relevant Party’s Undertaking” means the undertakings set out in paragraph 3 of schedule 4 of the term sheet referred to in the underwriting agreement between Wynn Resorts, the Company, Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch and Société Générale Asia Limited dated 23 June 2005.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of section 4241 of ERISA.

“Repair Plan” has the meaning given in paragraph 5 of Schedule 9 (Mandatory Prepayment).

“Repayment Date” means, in relation to a Term Loan Facility:

(a)	the First Repayment Date for such Facility; and

(b)	each subsequent date falling three months thereafter.

“Reportable Event” means any of the events set forth in section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under regulations under ERISA.

“Required Lenders” means:

(a)	in relation to any Decision other than on a Fundamental Term, Lenders (and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedging Counterparty, that Hedging Counterparty) who:

(i)	have notified the Intercreditor Agent of their vote in respect of such Decision within the time required by the Intercreditor Agent pursuant to this Agreement; and

(ii)	hold, in aggregate, more than 50% of the Voting Entitlements of all such Senior Secured Creditors who have so notified their votes; and

(b)	in relation to a Decision on a Fundamental Term, all Lenders (and, after the occurrence of a Hedging Voting Rights Event in relation to a Hedging Counterparty that is continuing, that Hedging Counterparty).

“Resort Management Agreement” means any agreement entered into by the Company in accordance with the Concession Contract and all other applicable Legal Requirements with an Excluded Subsidiary or other third party for the management or operation by the Company in accordance with the Concession Contract and all other applicable Legal Requirements of an Excluded Project.

“Responsible Officer” means, as to any Person in respect of any matter, the chief executive officer, president, managing director, chief financial officer, chief operating officer or treasurer of such Person duly authorised in respect of such matter, but in any event, with respect to financial matters, the chief financial officer or treasurer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Restricted Group” means the Group other than any Excluded Subsidiary.

“Restricted Party” means any person listed:

(a)	in the Annex to the Executive Order;

(b)	on the “Specially Designated Nationals and Blocked Persons” maintained by the OFAC; or

(c)	in any successor list to either of the foregoing.

“Restricted Payments” has the meaning given to it in paragraph 6 of Part B of Schedule 5 (Covenants) hereto.

“Retainage Amounts” means, at any given time, amounts which have accrued and are owing to a Contractor under the terms of a Project Document (other than the IP Agreement) for work or services already provided but which at such time (and in accordance with the terms of such Project Document) are being withheld from payment to the Contractor, until certain subsequent events (e.g. completion benchmarks) have been achieved under the Project Document.

“Revolving Credit Facilities” means each of the revolving loan facilities to be provided under the Revolving Credit Facility Agreements.

“Revolving Credit Facility Agent” means Société Générale, Hong Kong Branch as facility agent for the Revolving Credit Facility Lenders.

“Revolving Credit Facility Agreements” means:

(a)	the agreement so entitled between the Company, the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders; and

(b)	the Additional Lender Facility Agreement.

“Revolving Credit Facility Availability Period” means the period specified in Clause 4.3 (Revolving Credit Facility Availability Period).

“Revolving Credit Facility Lender” means a lender identified as such in Part C of Schedule 1 (Revolving Credit Facility Lenders) or a Transferee in respect of the Revolving Credit Facility made available pursuant to the Revolving Credit Facility Agreement.

“Revolving Credit Facility Termination Date” means, in relation to the Revolving Credit Facilities, the fifth anniversary of the Second Amendment Signing Date.

“Revolving Lending Group” means the Revolving Credit Facility Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Revolving Credit Facility Agreement.

“SEC” means the Securities and Exchange Commission (or successors thereto) of the United States of America.

“Second Amendment Signing Date” means the date of the Common Terms Agreement Second Amendment Agreement.

“Secured Obligations” has the meaning given in the Deed of Appointment and Priority.

“Secured Parties” has the meaning given in the Deed of Appointment and Priority.

“Security” means the Liens created or purported to be created under the Security Documents.

“Security Agent” means Société Générale, Hong Kong Branch in its capacity as agent and security trustee for the Secured Parties or its successor appointed in accordance with the Deed of Appointment and Priority.

“Security Documents” means:

(a)	the Mortgage;

(b)	the Power of Attorney;

(c)	the Land Security Assignment;

(d)	the Assignment of Rights;

(e)	the Pledge over Gaming Equipment and Utensils;

(f)	the Pledge over Onshore Accounts;

(g)	the Assignment of Insurances;

(h)	the Assignment(s) of Reinsurances;

(i)	the Floating Charge;

(j)	the Livranças and the Livrança Covering Letter;

(k)	the Debenture;

(l)	the US Operating Account Control Agreement;

(m)	the Wynn Pledgors’ Guarantee;

(n)	the Wong Share Pledge and the Wong Consent;

(o)	the Company Share Pledge;

(p)	the Wynn International Share Charge;

(q)	the Wynn HK Share Charge;

(r)	the Sponsors’ Subordination Deed;

(s)	the Deed of Appointment and Priority;

(t)	each Direct Agreement;

(u)	any other document from time to time creating, evidencing or entered into as security for or guaranteeing the Obligations of the Company or any other Obligor or member of the Restricted Group (including, if and when entered into, the Charge over HK Accounts) and any documents entered into pursuant to any of the documents referred to in this definition, including any such document notifying or acknowledging the granting or creation of such security or creating or evidencing security over an Account; and

(v)	any document entered into pursuant to any further assurance provisions set out in any of the documents referred to in this definition which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Security Document and any other document which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Security Document.

“Senior Debt” means, at any date, the sum of all outstanding Advances made under the Facilities as at such date.

“Senior Finance Documents” means:

(a)	each Facility Agreement;

(b)	this Agreement;

(c)	each Security Document;

(d)	the Ancillary Finance Documents;

(e)	each Hedging Agreement; and

(f)	any other document entered into which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Senior Finance Document.

“Senior Secured Creditors” means the GCLAs, the Agents, the Security Agent, the Lenders and the Hedging Counterparties.

“Senior Secured Indebtedness” means all Financial Indebtedness (actual or contingent) of the Company to the Senior Secured Creditors under the Senior Finance Documents together with all other amounts payable by the Company to the Senior

Secured Creditors (or any of them) under or arising out of the Senior Finance Documents.

“Shareholder Guarantees” means the Wynn Pledgors’ Guarantee and the Wong Share Pledge.

“Shareholder Loans” means Financial Indebtedness advanced by one or more of the Shareholders, the Wynn Obligors or Affiliates of the Wynn Obligors to the Company that is subordinated in accordance with the terms provided by the Sponsors’ Subordination Deed.

“Shareholders” means Wynn HK, Wynn International and Mr Wong Chi Seng.

“Shareholders’ Agreement” means the amended and restated shareholders’ agreement entered into between the Shareholders and the Company dated 16 September 2004.

“Sharing Payment” has the meaning given in Clause 25.1 (Payments to Senior Secured Creditors).

“Signing Date” means the date of signing of this Agreement.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Site” means the land described in the Land Concession Contract.

“Site Easements” the easements appurtenant, easements in gross, licence agreements and other rights running for the benefit of the Company and/or appurtenant to the Site.

“Site Facilities” means

(a)	the Site; and

(b)	the Project Works (whether completed or uncompleted).

“Solvent” means, when used with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Legal Requirements. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, secured or unsecured.

“Special Gaming Tax Account” means the account so designated in Schedule 6 (Accounts).

“Sponsors’ Subordination Deed” means the deed so entitled dated on or about the date of this Agreement between the Wynn Obligors, the Company and the Security Agent.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor

“Subconcession” means any subconcession for the operation of games of chance and other games in casinos in the Macau SAR granted by the Company under the Concession Contract with the approval of Macau SAR and in accordance with paragraph 17 of Part B of Schedule 5 (Covenants).

“Subcontract” means any subcontract or purchase order entered into with any Subcontractor.

“Subcontractor” means any direct or indirect subcontractor of any tier under any Project Document.

“Subordinated Debt” means Financial Indebtedness that is subordinated in accordance with the terms provided by the Sponsors’ Subordination Deed.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Substantial Completion” means, in relation to the Original Project, “Original Project Substantial Completion” (as defined in the Construction Contract) in respect of the Original Project taken as a whole and, in relation to the Expansion, “Expansion Project Substantial Completion” (as defined in the Construction Contract) in respect of the Expansion taken as a whole.

“Substantial Shareholder” means any Person (other than in respect only of his direct shareholding in the Company as at the Signing Date, Mr Wong Chi Seng) who, legally or beneficially, directly or indirectly, owns or holds 5% or more of the outstanding Capital Stock of the Company other than directly or indirectly through Wynn International.

“Substantial Shareholder’s Undertaking” means the undertakings set out in paragraph 2 of schedule 4 of the term sheet referred to in the underwriting agreement between Wynn Resorts, the Company, Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch and Société Générale Asia Limited dated 23 June 2005 given by each Substantial Shareholder on or about 14 September 2005.

“Swap Agreements” means interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Financial Indebtedness of such Person (without regard to accounting treatment).

“Taking” means a taking or voluntary conveyance of all or part of any of the Project Security, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting any of the Project Security or any portion thereof.

“Tax” means any tax (including, without limitation, value-added and income), levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Adviser” means Ernst & Young as the tax adviser acting on behalf of all Senior Secured Creditors pursuant to the engagement letter dated 10 June 2004.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means any deduction or withholding for or on account of Tax.

“Tax Payment” means an increased payment made by the Company to a Senior Secured Creditor under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

“Technical Adviser” means, as the case may be:

(a)	Mott Connell Ltd. as the technical adviser acting on behalf of all Senior Secured Creditors pursuant to the engagement letters dated 3 February 2004, 27 April 2005, 30 April 2007 and any subsequent engagement letter to be entered into;

(b)	the technical adviser acting on behalf of all Senior Secured Creditors according to the scope of work and fees agreed by the Senior Secured

Creditors and approved by the Company (such approval not to be unreasonably withheld or delayed) before the CP Satisfaction Date; or

(c)	the technical adviser appointed by the Intercreditor Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed) from time to time after the CP Satisfaction Date to act on behalf of the Senior Secured Creditors as and when required to advise the Senior Secured Creditors in respect of the Projects.

“Technical Adviser’s Advance Certificate” has the meaning given in paragraph 5 of sub-section I of Part B of Schedule 2 (Conditions Precedent).

“Technical Adviser’s Monthly Report” means a monthly status report, in form and substance acceptable to the Intercreditor Agent, delivered to the Intercreditor Agent on or before the fifteenth day of each calendar month up to and including the calendar month immediately following the Expansion Opening Date and describing in reasonable detail the progress of the construction of the Projects, including reviews and assessments of the Project Schedule and the Monthly Construction Period Report and each of its attachments delivered during the preceding calendar month.

“Term Loan Facilities” means each of the term loan facilities provided pursuant to the Term Loan Facilities Agreements.

“Term Loan Facilities Agreements” means the Hotel Facility Agreement and the Project Facility Agreement.

“Term Loan Facility Lender” means a Hotel Facility Lender or a Project Facility Lender.

“Termination Event” has the meaning given in paragraph 12 (Notices) of Part A of Schedule 5 (Covenants).

“Termination Proceeds” means compensation or other proceeds paid by the Macau SAR in relation to the termination or rescission of the Concession Contract.

“Total Debt” means, in relation to the Restricted Group at any time, the aggregate principal amount of all Financial Indebtedness of each member of the Restricted Group at such time but:

(a)	excluding Financial Indebtedness referred to in paragraph (j) of the definition thereof (save in relation to any Realised Hedge Loss);

(b)	excluding Financial Indebtedness arising in respect of the Performance Bond Facility (save in relation to any drawing under the Concession Contract Performance Bond);

(c)	excluding Financial Indebtedness arising in respect of any Shareholder Loans;

(d)	excluding such Financial Indebtedness to the extent it is owed to another member of the Restricted Group;

(e)	including the amount of any liability or obligation, whether or not contingent, assumed by the Company under any Resort Management Agreement and quantified in the same manner as though it were a Guarantee Obligation, in accordance with the deeming provision set out in the definition thereof in this Clause 1.1; and

(f)	deducting the aggregate amount of any balances standing to the credit of, amounts on deposit in and any Permitted Investments held, in each case, in any Account.

“Transaction Document” means a Senior Finance Document or a Major Project Document (other than any Resort Management Agreement).

“Transfer Date” means, in relation to a Transferee, the later of:

(a)	the proposed Transfer Date specified in the Novation Certificate; and

(b)	the date on which the Intercreditor Agent executes the Novation Certificate.

“Transferee” means a Person to whom the rights and obligations of a Lender under the Senior Finance Documents to which that Lender is a party are transferred in accordance with Clause 21.6 (Transfers by Lenders).

“UCC” means the Uniform Commercial Code of any State in the United States of America, as in effect from time to time.

“Underwriting Agreement” means the underwriting agreement between the Company and the GCLAs dated 30 April 2007.

“Unpaid Sum” means any sum due and payable by an Obligor but unpaid under the Senior Finance Documents.

“Upfront Premium Account” means the account so designated in Schedule 6 (Accounts).

“US Operating Account” means the account so designated in Schedule 6 (Accounts).

“US Operating Account Control Agreement” means the bank account control agreement so entitled dated 14 September 2005 between the Company, the Security Agent and Bank of America, N.A.

“USD” or “US dollars” denotes the lawful currency of the United States of America.

“USD Debt Service Account” means the account so designated in Schedule 6 (Accounts).

“USD Debt Service Reserve Account” means the account so designated in Schedule 6 (Accounts).

“USD Operating Account” means the account so designated in Schedule 6 (Accounts).

“Voting Entitlement” means, in respect of a Decision:

(a)	in relation to a Lender, the sum of the US dollar equivalent amounts, as at the Decision Date for such Decision, of its participations in the outstanding Advances and the aggregate undrawn Available Commitments of such Lender under the Facilities;

(b)	in relation to each Hedging Counterparty (after a Hedging Voting Right Event has occurred in relation to such Hedging Counterparty and is continuing), the US dollar equivalent value, as at the Decision Date for such Decision, of the Realised Hedge Loss due and payable but unpaid by the Company to such Hedging Counterparty under the Hedging Agreement to which such Hedging Counterparty is party.

“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by any Legal Requirement) is beneficially owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wong Consent” means the written consent dated 2 September 2004 given by Mrs Cheung Wai Hing in relation to the obligations of Mr Wong Chi Seng under and the Security granted pursuant to the Wong Share Pledge.

“Wong Option Agreement” means the option agreement between Mr Wong Chi Seng, Wynn International and the Company delivered on or about 14 September 2004.

“Wong Share Pledge” means the document so entitled dated on or about 14 September 2004 between Mr Wong Chi Seng and the Security Agent.

“Working Capital” means, at any date, an amount equal to Current Assets on such date minus Current Liabilities on such date.

“Wynn Asia” means Wynn Group Asia, Inc.

“Wynn Event” means:

(a)	the first day on which

(i)

Mr Wynn and his Related Parties as a group control less than 20% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than size of equity interests (excluding, for purposes of calculating the outstanding Voting Stock of Wynn Resorts pursuant to this paragraph (a)(i), shares of Voting Stock issued in a primary issuance by Wynn Resorts in one or more bona fide public offerings of additional Voting Stock of Wynn Resorts); or

(ii)	Mr Wynn and his Related Parties as a group (excluding Mr Okada and his Related Parties) control less than 10% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than size of equity interests;

(b)	the first day prior to 31 December 2007 on which Mr Wynn does not act as either the Chairman of the Board of Directors of Wynn Resorts or the Chief Executive Officer of Wynn Resorts, other than:

(i)	as a result of death or disability; or

(ii)	if the Board of Directors of Wynn Resorts, exercising their fiduciary duties in good faith, removes or fails to re-appoint Mr Wynn as Chairman of the Board of Directors of Wynn Resorts or Chief Executive Officer of Wynn Resorts;

(c)	the first day on which Wynn Resorts ceases to beneficially own, directly or indirectly, 51% of the outstanding Capital Stock of the Company (measured by both voting power and size of equity interests); or

(d)	the first day on which Wynn Resorts otherwise ceases to have, directly or indirectly, the ability or the right to direct or procure the direction of the management and policies of the Company.

“Wynn HK” means Wynn Resorts (Macau), Limited.

“Wynn HK Share Charge” means the share charge so entitled dated on or about the date of this Agreement between Wynn Holdings and the Security Agent.

“Wynn Holdings” means Wynn Resorts (Macau) Holdings, Ltd.

“Wynn International” means Wynn Resorts International, Ltd.

“Wynn International Share Charge” means the share charge so entitled dated on or about the date of this Agreement between Wynn Asia and the Security Agent.

“Wynn Obligor” means Wynn Holdings, Wynn Asia, Wynn International and Wynn HK.

“Wynn Pledgors’ Guarantee” means the guarantee so entitled dated on or about the date of this Agreement between Wynn Asia, Wynn Holdings, Wynn HK, Wynn International and the Security Agent.

“Wynn Resorts” means Wynn Resorts, Limited.

“Wynn Resorts Group” means Wynn Resorts and each of its Subsidiaries for the time being.

1.2	Principles of Construction

Any reference in this Agreement to:

“continuing”, in relation to a Default or an Event of Default, shall be construed as a reference to a Default or an Event of Default which has not been remedied or waived;

the “equivalent” of one currency (the “original currency”) in another currency (the “conversion currency”) shall (unless otherwise specified) be determined by the Intercreditor Agent or such Person nominated by the Intercreditor Agent for that purpose by reference to its spot rate of exchange in Hong Kong for the purchase of the conversion currency with the original currency at or about 11:00 a.m. on the date of the determination or if no such spot rate of exchange exists on that date, by such other method as the Intercreditor Agent (in consultation with the Company) shall reasonably determine;

“including” is without limitation;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

(a)	if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

(and references to “months” shall be construed accordingly);

“repay” (or any derivative form thereof) shall, subject to any contrary indication, be construed to include “prepay” (or, as the case may be, the corresponding derivative form thereof); and

a document being in “substantially the Agreed Form” or in substantially a specified form shall be construed as meaning such document being in the same form as the Agreed Form or the specified form save for the insertion of information left in blank or typographical errors.

1.3	Rules of Interpretation

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include every gender;

(c)	references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, confirmed, novated or replaced from time to time;

(d)	references to this Agreement are references to this Agreement and the Schedules;

(e)	references to clauses and Schedules are references to clauses of, and Schedules to, this Agreement;

(f)	headings are for convenience only and shall be ignored in construing this Agreement;

(g)	references to any party to this Agreement include references to its respective successors, permitted transferees and permitted assigns;

(h)	references to law shall be construed as references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgement;

(i)	references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time;

(j)	references to any judgement include references to any order, injunction, decree, determination or award of any court or tribunal; and

(k)	a time of day is a reference to Hong Kong time unless otherwise stated.

1.4	Conflict with a Senior Finance Document

In the case of any conflict between:

1.4.1	the terms of this Agreement and the terms of any other Senior Finance Document (save for the Facility Agreements and the Deed of Appointment and Priority), the terms of this Agreement shall prevail;

1.4.2	the terms of this Agreement and the terms of any Facility Agreement, the terms of that Facility Agreement shall prevail (save in the case of Clause 33 (Intercreditor Arrangements) which shall prevail over the terms of the Facility Agreement);

1.4.3	the terms of this Agreement and the terms of the Deed of Appointment and Priority, the terms of the Deed of Appointment and Priority shall prevail; or

1.4.4	the terms of the Deed of Appointment and Priority and the terms of any Facility Agreement, the terms of the Deed of Appointment and Priority shall prevail.

1.5	Third party rights

1.5.1	The Contracts (Rights of Third Parties) Act 1999 applies to:

(a)	sub-clause 3.2.5 of Clause 3.2 (Completion of an Advance Request) but only for the benefit of the relevant officer of the Company;

(b)	Clause 23.10 (No Actions) but only for the benefit of any director, officer or employee of any of the Agents or any of the GCLAs;

(c)	paragraph 5 of Part A of Schedule 2 (Conditions Precedent) but only for the benefit of the relevant Responsible Officer;

(d)	paragraph 1 of Part A of Schedule 5 (Covenants) but only for the benefit of the relevant Responsible Officers of the Company; and

(e)	Clause 28 (Non-Recourse Liability) but only for the benefit of the Operatives,

subject always to the terms of Clause 37 (Governing Law) and Clause 38 (Jurisdiction).

1.5.2	Except as provided in sub-clause 1.5.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5.3	Notwithstanding any term of any Senior Finance Document, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.6	Advisers

Where this Agreement contemplates the doing of any act or thing by an Adviser, the Intercreditor Agent shall use its reasonable endeavours to ensure that such act or thing is done by such Adviser in a timely manner.

2.	CONDITIONS PRECEDENT

2.1	Conditions Precedent to the CP Satisfaction Date

2.1.1	The right of the Company to submit an Advance Request for the Initial Advance is subject to the Company having satisfied the conditions precedent set out in Part A of Schedule 2 (Conditions Precedent) in form and substance acceptable to the Intercreditor Agent.

2.1.2	In relation to each Facility, the Company shall be deemed to have satisfied:

(a)	the conditions precedent set out in

(i)	paragraph 1(a) (in respect only of the Concession Contract, the Land Concession Contract, the Concession Contract Performance Bond and the IP Agreement);

(ii)	paragraph 1(c) (in respect only of the Notice to Proceed);

(iii)	paragraph 2(a) (in respect only of the Power of Attorney, the Livranças and the Livrança Covering Letter);

(iv)	paragraph 2(b);

(v)	paragraph 2(c) (in respect only of the Power of Attorney, the Livranças and the Livrança Covering Letter);

(vi)	paragraph 3(a);

(vii)	paragraph 3(c);

(viii)	paragraph 3(d);

(ix)	paragraph 4;

(x)	paragraph 5(a)(i);

(xi)	paragraph 5(b)(i) (in respect only of: China Overseas Holdings Limited, China State Construction Engineering (Hong Kong) Limited, Leighton Contractors (Asia) Limited, Leighton Holdings Limited, Wynn Asia, Wynn Resorts Holdings LLC, Wynn International, Wynn Resorts, Wynn HK, Wynn Holdings, Wynn Design & Development, LLC);

(xii)	paragraph 8(b);

(xiii)	paragraph 13;

(xiv)	paragraph 14(o);

(xv)	paragraph 14(p);

(xvi)	paragraph 16;

(xvii)	paragraph 17(a)(i);

(xviii)	paragraph 17(a)(ii);

(xix)	paragraph 17(a)(iv);

(xx)	paragraph 17(a)(v);

(xxi)	paragraph 17(a)(vi);

(xxii)	paragraph 17(a)(vii);

(xxiii)	paragraph 17(b);

(xxiv)	paragraph 17(c);

(xxv)	paragraph 18;

(xxvi)	paragraph 19;

(xxvii)	paragraph 25;

(xxviii)	paragraph 26; and

(xxix)	paragraph 28,

of Part A of Schedule 2 (Conditions Precedent) following execution and delivery of this Agreement by each of the Persons expressed to be a party hereto; and

(b)	the remaining conditions precedent in this Clause 2.1 if, prior to the date of the Advance Request for the Initial Advance, the Intercreditor Agent has notified the Company and the Facility Agents accordingly.

2.1.3	Notwithstanding anything in this Agreement to the contrary, the Company may, from time to time prior to the CP Satisfaction Date, but no more frequently than once every five Business Days, submit or resubmit to the Intercreditor Agent for approval (if such approval is required) additional documents, instruments, agreements, certificates and other items listed under conditions precedent in Part A of Schedule 2 (Conditions Precedent) that were not deemed satisfied under Clause 2.1.2(a). The Intercreditor Agent agrees to promptly review and, where it considers appropriate under the terms of the Senior Finance Documents, determine whether to approve any such submittals or resubmittals by the Company (or, if it considers it not appropriate to make such determination acting on its own, the Intercreditor Agent agrees promptly to forward to the relevant Senior Secured Creditors such submittals or resubmittals for approval). Upon approval (whether by the Intercreditor Agent or the Required Lenders, as the case may be), the Intercreditor Agent shall notify the Company and the Facility Agents accordingly, and the item(s) so submitted (or resubmitted) and notified approved shall be deemed to have been satisfied with the same effect as the conditions precedent enumerated in Clause 2.1.2(a) as of the date of such notification.

2.2	Conditions Precedent to each Advance

The obligation of each Lender to participate in each Advance under a Term Loan Facility and a Revolving Credit Facility is subject to:

(a)	the Company having satisfied the conditions set out in Part B of Schedule 2 (Conditions Precedent) in respect of such Facility in form and substance acceptable to the Intercreditor Agent; and

(b)	in respect of each Advance under a Revolving Credit Facility, the Company having procured that each of the:

(i)	Sponsor’s Subordination Deed Deed of Release, Amendment and Acknowledgment of Security;

(ii)	Debenture Deed of Amendment and Release;

(iii)	Wynn International Share Charge Deed of Amendment and Acknowledgment of Security;

(iv)	Wynn HK Share Charge Deed of Amendment and Acknowledgment of Security;

(v)	Charge over HK Accounts Deed of Acknowledgment;

(vi)	US Operating Account Control Agreement Confirmation Agreement;

(vii)	Amendment to Mortgage;

(viii)	Amendment to Land Security Assignment;

(ix)	Amendment to Assignment of Rights;

(x)	Amendment to Pledge over Gaming Equipment and Utensils;

(xi)	Amendment to Pledge over Onshore Accounts;

(xii)	Amendment to Assignment of Insurances;

(xiii)	Amendment to Floating Charge;

(xiv)	Amendment to Wong Share Pledge; and

(xv)	Amendment to Company Share Pledge,

have been registered as necessary at Companies House in England and Wales, the Hong Kong Companies Registry, the Financial Supervision Commission of the Isle of Man, the Conservatória dos Registos Comercial e de Bens Móveis in Macau SAR, the Conservatória do Registo Predial in Macau SAR and the applicable Uniform Commercial Code filing office for local/county, state and federal Uniform Commercial Code filings, as applicable, based on the Senior Finance Document subject to the filing by no later than the date falling 30 days from the Second Amendment Signing Date.

2.3	Independent rights and obligations of Lenders

2.3.1	The obligations of each Senior Secured Creditor under the Senior Finance Documents are several. Failure by a Senior Secured Creditor to perform its obligations under the Senior Finance Documents does not affect the obligations of any other party under the Senior Finance Documents. No Senior Secured Creditor is responsible for the obligations of any other Senior Secured Creditor under the Senior Finance Documents.

2.3.2	The rights of each Senior Secured Creditor under or in connection with the Senior Finance Documents are separate and independent rights and any debt arising under the Senior Finance Documents to a Senior Secured Creditor from an Obligor shall be a separate and independent debt.

2.3.3	A Senior Secured Creditor may, except as otherwise stated in the Senior Finance Documents, separately enforce its rights under the Senior Finance Documents.

2.3.4	Notwithstanding any other provision of the Senior Finance Documents, no Lender under a Term Loan Facility shall be obliged to make or participate in an Advance on a proposed Advance Date if drawdowns under another Term Loan Facility have been withheld, suspended or cancelled in accordance with the Senior Finance Documents.

3.	DRAWDOWN OF ADVANCES

3.1	Drawdown conditions

Subject to the terms of this Agreement and the Facility Agreements, the Company may request, and the relevant Lending Group shall make, Advances under a Facility if:

3.1.1	not later than 5:00 p.m. on the tenth Business Day before the proposed Advance Date (in the case of an Advance under the Term Loan Facilities and with any necessary amendments thereto made and received by the Intercreditor Agent and the relevant Facility Agent not later than 3:00 p.m. on the sixth Business Day before the proposed Advance Date) or the fourth day before the proposed Advance Date (in the case of an Advance under a Revolving Credit Facility), the Intercreditor Agent and the relevant Facility Agent have received a completed Advance Request; and

3.1.2	in the case of the Term Loan Facilities, no other Advance Request has been served by the Company in respect of any Term Loan Facility in the same month.

3.2	Completion of an Advance Request

Each Advance Request is irrevocable and shall not be regarded as having been completed unless:

3.2.1	it is signed by a Responsible Officer of the Company whose specimen signature has been delivered to the Intercreditor Agent and who is identified as being authorised to so sign on behalf of the Company by a resolution of its Board of Directors, a copy of which, together with a certification in relation thereto by a Responsible Officer in substantially the form set out in paragraph 3(ii) of Part C of Schedule 2 (Conditions Precedent), has also been delivered to the Intercreditor Agent;

3.2.2	the proposed Advance Date is a Business Day within the relevant Availability Period;

3.2.3	it specifies:

(a)	the amount and currency of the Advances to be made;

(b)	the Facility under which each such Advance shall be made;

(c)	the first Interest Period for such Advances (which shall be the same for each such Advance requested under a Term Loan Facility);

(d)	(in the case of Advances under the Term Loan Facilities) the purpose for which such Advances shall be applied (which shall be, in the case of Advances under the Hotel Facility, to pay or refinance payment of Hotel Project Costs and, in the case of Advances under the Project Facility, to pay or refinance payment of Project Costs which have, in each case, been incurred and paid or are due and payable, or which will or the Company reasonably expects might be incurred and be due and payable, prior to the date falling 30 days after the proposed Advance Date); and

(e)	(in the case of Advances under the Revolving Credit Facility) the purpose for which such Advances shall be applied (which shall be, in the case of Advances under the Hotel Revolving Credit Facilities, to pay or refinance payment of Hotel Project Costs or otherwise for purposes unconnected with the operation of casino games of chance or other forms of gaming and, in the case of Advances under the Project Revolving Credit Facilities to pay or refinance payment of Project Costs or the Company’s general corporate purposes).

3.2.4	the amount requested under each Facility is not more than the aggregate for the time being of each Lender’s Available Commitment under such Facility and, in the case of:

(a)	any Term Loan Facility, the amount requested is either a minimum amount of USD5,000,000 or (as the case may be) its HK dollar equivalent which is less than the aggregate for the time being of each Lender’s Available Commitment under such Facility or, if less than such minimum amount, equal to this latter amount;

(b)	the Hotel Facility, the US dollar equivalent of the amount requested, when aggregated with the US dollar equivalent amounts of all other Advances under the Hotel Facility, is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs incurred and paid by the Company or which will or the Company reasonably expects might be incurred and be due and payable by it prior to the date falling 30 days after the proposed Advance Date;

(c)

the Hotel Revolving Credit Facilities under the Revolving Credit Facility, the US dollar equivalent of the amount requested, when aggregated with the aggregate amount of Advances under the Hotel Facility referred to in sub-paragraph (b) above and the US dollar equivalent amounts of all other Advances under the Hotel Revolving Credit Facilities which are outstanding or due to be made on or before the proposed Advance Date (other than any due to be repaid or prepaid on or before such Advance Date) is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs or other amounts unconnected with the operation of casino games of chance or other forms of gaming incurred and paid or which will be incurred and paid by the Company; and

(d)	any Revolving Credit Facility, the amount requested is either a minimum amount of USD5,000,000 which is less than the aggregate for the time being of each Lender’s Available Commitment under such Facility or, if less than such minimum amount, equal to this latter amount; and

3.2.5	it certifies, among other things and without any personal liability on the part of the officer of the Company signing such Advance Request, that:

(a)	(in the case of Advances under the Term Loan Facilities) the proceeds of any Advance under the Hotel Facility shall be applied to pay or refinance payment of Hotel Project Costs;

(b)	(in the case of Advances under the Term Loan Facilities) the US dollar equivalent amount of any Advance under the Hotel Facility, when aggregated with the US dollar equivalent amounts of all other Advances under the Hotel Facility, is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs incurred and paid by the Company or which will or the Company reasonably expects might be incurred and be due and payable by it prior to the date falling 30 days after the proposed Advance Date;

(c)	(in the case of Advances under the Hotel Revolving Credit Facilities) the US dollar equivalent of the amount requested, when aggregated with the aggregate amount of Advances under the Hotel Facility referred to in sub-paragraph (b) above and the US dollar equivalent amounts of all other Advances under the Hotel Revolving Credit Facilities which are outstanding or due to be made on or before the proposed Advance Date (other than any due to be repaid or prepaid on or before such Advance Date) is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs or other amounts unconnected with the operation of casino games of chance or other forms of gaming incurred and paid or which will be incurred and paid by the Company;

(d)	no Default (or, in the case of any Rollover Advance (as defined in each Revolving Credit Facility Agreement), Event of Default) is continuing or would result from the proposed Advances; and

(e)	the representations and warranties contained in Schedule 4 (Representations and Warranties) which are repeated by the Company at the Advance Date are true and correct in all material respects with reference to the facts and circumstances existing on the date of the Advance Request.

4.	AVAILABILITY PERIODS

4.1	Hotel Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Hotel Facility shall be made available from the Effective Date until the date falling 5 Business Days from the Effective Date.

4.2	Project Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Project Facility shall be made available from the Effective Date until the date falling 5 Business Days from the Effective Date.

4.3	Revolving Credit Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Revolving Credit Facility shall be made available pursuant to the Revolving Credit Facility Agreement from the date of issue of the Project Certificate of Occupancy for the Original Project until the earliest of:

(a)	the Termination Date (as defined in the Revolving Credit Facility Agreement); and

(b)	the date upon which the Advances thereunder are declared to be immediately due and payable pursuant to Clause 19.2 (Remedies following an Event of Default).

4.4	Additional Lender Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Additional Lender Facility shall be made available from the date of issue of the Project Certificate of Occupancy for the Original Project until the earliest of:

(a)	the Termination Date (as defined in the Additional Lender Facility Agreement); and

(b)	the date upon which the Advances thereunder are declared to be immediately due and payable pursuant to Clause 19.2 (Remedies following an Event of Default).

5.	PURPOSE

5.1	Purpose—General

The Company shall apply the proceeds of each Advance under a Facility in accordance with the relevant Facility Agreement and this Agreement.

5.2	No Obligation to be Concerned with Application

None of the Senior Secured Creditors shall be obliged to concern themselves with the application of proceeds of the Facilities.

6.	PRO RATA DRAWINGS

The Company shall ensure that:

(a)	where an Advance is requested under a Term Loan Facility, an Advance, as a proportion of the Available Commitments under such Facility, in a US dollar equivalent amount pro rata with that requested has also been requested to be made on the same Advance Date under each of the other Term Loan Facilities; and

(b)	where an Advance is requested under a Revolving Credit Facility, an Advance, as a proportion of the Available Commitments under such Facility, in a US dollar equivalent amount pro rata with that requested has also been requested to be made on the same Advance Date under each of the other Revolving Credit Facilities.

7.	[NOT USED]

8.	REPAYMENTS, PREPAYMENTS AND CANCELLATION

8.1	Repayments

The Company may repay principal amounts falling due under any Facility Agreement only in accordance with that Facility Agreement and this Agreement.

8.2	Voluntary Prepayment of the Term Loan Facilities

8.2.1	Subject to the other provisions of this Clause 8 and any applicable terms in the Facility Agreements, the Company may, on at least 30 days’ prior written notice to the Intercreditor Agent (which notice shall, if not withdrawn prior thereto, become irrevocable on the tenth Business Day prior to the proposed prepayment date), make voluntary prepayments under the Term Loan Facilities on the last day of any Interest Period, provided that for each voluntary prepayment, the amount prepaid under the Term Loan Facilities must:

(a)	if prepaid prior to the Expansion Opening Date (other than in the case of paragraph (b)(i) below), equal the balance of the principal amount owing to all Term Loan Facility Lenders (and each of the Term Loan Facilities (and any Available Commitments thereunder) shall be automatically cancelled); or

(b)	if prepaid:

(i)	using only the proceeds of Shareholder Loans not forming part of any other Equity required to be paid up or advanced in accordance with the terms of the Senior Finance Documents; or

(ii)	following the Expansion Opening Date,

exceed an aggregate of USD10,000,000 or its equivalent or, if less, the balance of the principal amount owing to all Term Loan Facility Lenders.

8.2.2	Amounts prepaid under sub-clause 8.2.1 above shall be applied on the Interest Payment Date on which they are made pro rata between the Advances outstanding under the Term Loan Facilities and applied pro rata against the repayment instalments of those Advances.

8.3	Mandatory Prepayment

8.3.1	The Company shall prepay Advances and/or cancel Available Commitments under the Facilities on the dates and in the amounts specified in Schedule 9 (Mandatory Prepayment) and this Clause 8.3.

8.3.2	Any amount prepaid under this Clause 8.3 and Schedule 9 (Mandatory Prepayment) shall be applied in the following order:

(a)	first, pro rata between the Advances outstanding under the Term Loan Facilities and then against the first year’s repayment instalments thereof in order of maturity and thereafter in inverse order of maturity against the remaining repayment instalments of those Advances;

(b)	second, in cancellation of the Available Commitments under the Revolving Credit Facilities (and the Available Commitments of the Lenders under the Revolving Credit Facilities will be cancelled rateably); and

(c)	thirdly, in prepayment pro rata of Advances outstanding under the Revolving Credit Facilities (and any Available Commitments of the Lenders under the Revolving Credit Facilities associated therewith shall be automatically cancelled).

8.3.3	Each of the Facilities (and any Available Commitments thereunder) shall be automatically cancelled upon the Company being required to make prepayment pursuant to paragraph 7 of Schedule 9 (Mandatory Prepayment).

8.4	Cancellation

(a)

Save as provided in Clause 8.5 (Prepayment and Cancellation of Individual Lenders) and Clause 14 (Illegality), the Company may only cancel the whole or any part (being a minimum amount of USD25,000,000) of the Available

Commitments under the Revolving Credit Facilities made available pursuant to the Revolving Credit Facility Agreements on not less than thirty days’ prior irrevocable written notice to the Intercreditor Agent and the relevant Facility Agent, in all cases without penalty or payment of fees or charges save as provided for in Clause 8.6.2 (Restrictions) or the relevant Facility Agreement. Such cancellation shall apply pro rata across all Revolving Credit Facilities made available under the Revolving Credit Facility Agreements.

(b)	The Available Commitments of each Lender under each of the Term Loan Facilities will be automatically cancelled at the close of business in Hong Kong on the last day of the relevant Availability Period for that Term Loan Facility to the extent undrawn at that date.

8.5	Prepayment and Cancellation of Individual Lenders

If:

(a)	any sum payable to any Lender by the Company is required to be increased under Clause 11.2 (Tax gross-up); and/or

(b)	any Lender claims indemnification from the Company under Clause 11.3 (Tax Indemnity) or Clause 12 (Increased costs); and/or

(c)	a Market Disruption Event occurs in relation to any Advance for any Interest Period pursuant to Clause 10.2 (Market disruption); and/or

(d)	any Lender withholds its consent to the incurrence of any Financial Indebtedness by the Company such that the Intercreditor Agent is unable to approve the incurrence of additional Financial Indebtedness in accordance with paragraph 2.1(h) of Part B of Schedule 5 (Covenants) or the amendment or waiver of paragraph 2.1 of Part B of Schedule 5 (Covenants), then, the Company may, subject to the other provisions hereof and, in the case of paragraph (d) above, whilst the circumstances described therein continue, and on giving at least fifteen days’ prior irrevocable written notice to the Intercreditor Agent:

(i)	prepay that Lender’s participation in the Advances outstanding under the relevant Facility Agreement on the Interest Payment Date which immediately ends after the Company’s notice; and/or

(ii)	cancel that Lender’s undrawn and uncancelled Available Commitments under the relevant Facility Agreement.

8.6	Restrictions

8.6.1	Any notice of cancellation or prepayment given under this Clause 8 shall be irrevocable if not withdrawn in accordance with Clause 8.2.1 (Voluntary Prepayment of the Term Loan Facilities) and shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of the cancellation or prepayment.

8.6.2	Any prepayment or cancellation pursuant to this Clause 8 shall be made together with accrued interest and fees on the amount prepaid or cancelled and without premium or penalty, save that the Company shall pay any Break Costs and any other fees specified in the relevant Facility Agreement.

8.6.3	The Company shall not repay or prepay all or any part of the Advances or cancel all or any part of the Available Commitments under any Facility Agreement except in accordance with that Facility Agreement and this Clause 8.

8.6.4	The Company may not reborrow any part of the Term Loan Facilities which is prepaid.

8.6.5	No amount of the Available Commitments cancelled under this Clause 8 may be subsequently reinstated.

8.6.6	If the Intercreditor Agent receives a notice under this Clause 8, it shall promptly forward a copy of that notice to either the Company or the affected Lender (or the Facility Agent acting for such Lender), as appropriate.

8.6.7	If, following any prepayment pursuant to this Clause 8, the US dollar equivalent of the aggregate of the Notional Amounts of the Hedging Agreements is more than 125% of the US dollar equivalent of the aggregate of the Advances outstanding under the Term Loan Facilities following such prepayment, the Company shall reduce each such Notional Amount pro rata so that their US dollar equivalent is, in aggregate, not less than 50% and not more than 125% of the US dollar equivalent of the aggregate of such Advances (and, if the Term Loan Facilities are prepaid in full, the Company shall, subject to Schedule 8 (Hedging Arrangements), unwind all remaining transactions under the Hedging Agreements).

8.7	Replacement of Lender

If any Lender:

(a)	claims any amounts from the Company under Clauses 11.2, 11.3 or 12 hereof;

(b)	fails to make its portion of any Advance to be made by it on the relevant Advance Date; or

(c)	withholds its consent in any of the circumstances contemplated in Clause 8.5(d),

(an “Affected Lender”), the Company may (after paying all amounts then due under Clauses 11.2, 11.3 and 12 hereof to the Affected Lender and, in the case of paragraph (c) above, whilst the circumstances referred to therein continue) designate a non-Affected Lender, any commercial bank or any other financial institution or bank reasonably satisfactory to the Intercreditor Agent (the “Replacement Lender”) to

accept a transfer in accordance with Clause 21.6 of the Affected Lender’s rights, benefits and obligations hereunder, and, promptly following such designation, the Affected Lender shall be obliged to execute the Novation Certificate required for such transfer in accordance with Clause 21.6 and the non-Affected Lender may, but shall not be obliged to, execute such Novation Certificate and, if it does so, shall be obliged to accept such transfer in accordance with Clause 21.6. Any such acceptance of transfer shall be for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Affected Lender’s participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

8.8	Replacement of Non-Consenting Lender

8.8.1	If at any time any Lender becomes a Non-Consenting Lender (as defined in Clause 8.8.3 below), then the Company may, on 15 Business Days’ prior written notice to the Intercreditor Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 21 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which is acceptable to the Intercreditor Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

8.8.2	The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(a)	neither the Intercreditor Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(b)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 days after the date the Non-Consenting Lender notifies the Company and the Intercreditor Agent of its failure or refusal to agree to any consent, waiver or amendment to the Senior Finance Documents requested by the Company; and

(c)	in no event shall the Lender replaced under this Clause 8.8.2 be required to pay or surrender to such Replacement Lender any of the fees previously received by such Lender pursuant to the Senior Finance Documents.

8.8.3	In the event that:

(a)	the Intercreditor Agent (at the request of the Company) has pursuant to Clause 33.1.2 notified the relevant Senior Secured Creditors of a Decision required in respect of a waiver or amendment of any provisions of the Senior Finance Documents;

(b)	the waiver or amendment in question requires the consent of all Lenders and, after the occurrence of a Hedging Voting Rights Event in relation to a Hedging Counterparty that is continuing, that Hedging Counterparty; and

(c)	Lenders and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedging Counterparty, that Hedging Counterparty, who hold, in aggregate, more than 66 2/3% of the Voting Entitlements of all such Senior Secured Creditors have voted in favour of that Decision, then any Lender who does not and continues not to vote in favour of such Decision shall be deemed a “Non-Consenting Lender”.

8.9	Anti-Terrorism and Restricted Party Events

(a)	If any litigation, governmental, regulatory or other proceedings by OFAC, FinCEN or any equivalent United States or European Communities body (or any divisions of any of them or authority deriving power from any of them) is pending against a Lender (an “Outgoing Lender”) as a direct result of that Outgoing Lender’s (i) receipt of funds or other property from a Restricted Party or (ii) breach of any Anti-Terrorism Law, the Company may on 15 Business Days’ prior written notice to the Intercreditor Agent and such Outgoing Lender, replace such Outgoing Lender by requiring such Outgoing Lender to (and such Outgoing Lender shall) transfer pursuant to Clause 21.4 all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (an “Incoming Lender”) selected by the Company and which is acceptable to the Intercreditor Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Outgoing Lender (including the assumption of the transferring Outgoing Lender’s participations on the same basis as the transferring Outgoing Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Outgoing Lender’s participation in the outstanding Advances and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

(b)	The replacement of an Outgoing Lender pursuant to this Clause shall be subject to the following conditions:

(i)	neither the Intercreditor Agent nor the Outgoing Lender shall have any obligation to the Company to find an Incoming Lender;

(ii)	in the event of a replacement of an Outgoing Lender such replacement must take place no later than 60 days after the date the Outgoing Lender notifies the Company and the Intercreditor Agent of the occurrence of any event set out in paragraph (a) above; and

(iii)	in no event shall the Outgoing Lender replaced under this paragraph (b) be required to pay or surrender to such Incoming Lender any of the fees previously received by such Outgoing Lender pursuant to the Senior Finance Documents.

9.	INTEREST, INTEREST PERIODS AND DEFAULT INTEREST

9.1	Calculation of interest

The Company shall pay interest under each Facility Agreement at the rate specified in that Facility Agreement.

9.2	Payment of interest

9.2.1	Subject to Clause 9.2.2 below, interest on each Advance shall be due on each Interest Payment Date relating to that Advance.

9.2.2	If an Interest Period for a Revolving Credit Facility Advance is 6 months or longer, interest on that Advance shall be due on the dates falling on three month intervals after the first day of that Interest Period provided that the last such due date shall be brought forward or postponed (as the case may be) so as to coincide with the Interest Payment Date relating to that Advance.

9.3	Interest Periods

The duration of each Interest Period shall be determined as follows:

9.3.1	Each Interest Period for a Term Loan Facility Advance shall start on the Advance Date for such Advance or (if already made) on the Effective Date and, thereafter, on the last day of its preceding Interest Period. A Revolving Credit Facility Advance has one Interest Period only which shall start on the Advance Date for such Advance.

9.3.2	Subject to this Clause 9, the duration of each Interest Period for each Advance under:

(a)	a Term Loan Facility shall be: (A) prior to the First Repayment Date, one, two, three or six months and (B) on and from the First Repayment Date, one, two or three months; and

(b)	a Revolving Credit Facility shall be one, two, three or six months,

in each case as the Company may, by not less than five (or, in the case of any Term Loan Facility Advance made on or prior to the Effective Date, two) Business Days’ prior notice to the Facility Agent for such Facility, select, provided that Term Loan Facility Advances with the same Advance Date shall have the same Interest Period and, save in the case of each Initial Advance made thereunder, the first Interest Period for each Advance made under a Term Loan Facility shall end on the same day as the end of the current

Interest Period of any other outstanding Advance made under the same Facility.

9.3.3	If the Company fails to give such notice of its selection in relation to an Interest Period, the duration of such Interest Period shall, subject to this Clause 9, be 3 months.

9.3.4	Any Interest Period which would otherwise extend beyond:

(a)	a Repayment Date (in the case of any Interest Period relating to an Advance under the Hotel Facility or the Project Facility); or

(b)	the Revolving Credit Facility Termination Date (in the case of any Interest Period relating to an Advance under a Revolving Credit Facility),

shall be of such duration that it shall end on such date.

9.3.5	If two or more Interest Periods relating to Advances in the same currency under the same Term Loan Facility end at the same time, then, on the last day of such Interest Periods, such Advances shall be consolidated into and treated as a single Advance.

9.3.6	The Company shall use reasonable efforts to at all times select the duration of Interest Periods so as to ensure that, in respect of such of the Advances outstanding under the Facilities as is from time to time equal to the Notional Amounts specified in the Hedging Agreements, the Interest Payment Dates for such Advances coincide with (and are no more frequent than) the selected dates for payment of amounts to the Company under the Hedging Agreements.

9.3.7	Any Interest Period which would end on a day which is not a Business Day shall be extended to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3.8	Interest on an Advance shall accrue from and including the first day of an Interest Period relating to such Advance up to but excluding the last day of such Interest Period.

9.4	Default interest

9.4.1

If the Company fails to pay any amount payable by it under a Senior Finance Document on its due date, interest shall accrue on such Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to sub-clause 9.4.2 below, is 2% higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted an Advance under the relevant Facility Agreement in the currency of the overdue amount (or, where there is no such relevant Facility Agreement, an Advance in the relevant currency under the Hotel

Facility Agreement) for successive Interest Periods, each of a duration selected by the relevant Facility Agent (each acting reasonably). Any interest accruing under this sub-clause 9.4.1 shall be immediately payable by the Company on demand in writing by the Intercreditor Agent or the relevant Facility Agent.

9.4.2	If any Unpaid Sum consists of all or part of an Advance which became due on a day which was not the last day of an Interest Period relating to that Advance:

(a)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Advance; and

(b)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be 2% per annum higher than the rate which would have applied if the overdue amount had not become due.

9.4.3	Default interest (if unpaid) arising on an Unpaid Sum shall be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but shall remain immediately due and payable.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR or HIBOR is to be determined by reference to the Reference Banks under any Facility Agreement but a Reference Bank does not supply a quotation on the Quotation Day under such Facility Agreement, the applicable LIBOR or HIBOR for the purpose of such Facility Agreement shall be determined on the basis of the quotations of the remaining Reference Banks under such Facility Agreement. Where LIBOR or HIBOR is to be determined by reference to the Reference Banks under any Facility Agreement and none or only one Reference Bank supplies a quotation, then LIBOR or, as the case may be, HIBOR shall be treated as incapable of being determined under such Facility Agreement.

10.2	Market disruption

10.2.1	If a Market Disruption Event occurs in relation to an Advance under a Facility for any Interest Period, the relevant Facility Agent shall promptly notify the Intercreditor Agent of the fact and that this Clause 10.2 is in operation and the Intercreditor Agent shall promptly notify the Company and the other Lenders.

10.2.2	For the purpose of this Clause 10.2, “Market Disruption Event” means:

(a)	in the case of a US dollar Advance:

(i)	it is not possible, in respect of the Facility under which such Advance is made, to determine LIBOR in accordance with the provisions of the relevant Facility Agreement and Clause 10.1 (Absence of quotations); or

(ii)	before the close of business in London on the Quotation Day for the relevant Interest Period, the Intercreditor Agent has been notified by a Lender or Lenders (whose participations in such Advance exceed 50 per cent of the Advance) that the cost to it/them of obtaining matching deposits in the London interbank market would be in excess of LIBOR;

(b)	in the case of a HK dollar Advance:

(i)	it is not possible, in respect of the Facility under which such Advance is made, to determine HIBOR in accordance with the provisions of the relevant Facility Agreement and Clause 10.1 (Absence of quotations); or

(ii)	before the close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Intercreditor Agent has been notified by a Lender or Lenders (whose participations in such Advance exceed 50 per cent of the Advance) that the cost to it/them of obtaining matching deposits in the Hong Kong interbank market would be in excess of HIBOR.

10.2.3	Within five Business Days of the Intercreditor Agent notifying the Company in accordance with sub-clause 10.2.1 above, the Company and the Intercreditor Agent shall enter into good faith negotiations for a period of up to thirty days with a view to agreeing an alternative basis for determining the rate of interest applicable to the relevant Advances. Any alternative basis agreed shall be binding on all parties hereto until (subject to the terms of such agreement) the Market Disruption Event referred to in sub-clause 10.2.1 above is at an end and the Intercreditor Agent has notified the Facility Agents and the Company accordingly.

10.2.4

If no alternative basis is agreed pursuant to sub-clause 10.2.3 above by the earlier of (i) the thirty-day period provided in sub-clause 10.2.3 above and (ii) the Advance Date (where the notification under sub-clause 10.2.1 applies to any Advance which has not been made) or the last day of the Interest Period (where the notification under sub-clause 10.2.1 applies to an Advance which is outstanding), then each Lender participating in the relevant Advance shall, acting reasonably, certify an alternative basis for maintaining its participation in the relevant Advance which may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but such alternative basis must reflect its cost of funding its participation in the relevant Advance from whatever sources it may in good faith select plus the applicable interest margin applicable to that Lender’s participation in the relevant

Advance. Each alternative basis so certified shall be binding on the Company and the certifying Lender and treated as part of this Agreement and the relevant Facility Agreement.

10.3	Break Costs

10.3.1	The Company shall, within three Business Days of demand by a Senior Secured Creditor, pay to that Senior Secured Creditor its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by the Company on a day other than an Interest Payment Date for that Advance or Unpaid Sum.

10.3.2	Each Lender shall, as soon as reasonably practicable after a demand by the Intercreditor Agent or the Company, provide a certificate confirming the amount and providing reasonable supporting evidence of its Break Costs for any Interest Period in which they accrue.

11.	TAX GROSS UP AND INDEMNITIES

11.1	Construction

Unless a contrary indication appears, in this Clause 11 a reference to “determines” or “determined” means a determination made in the absolute discretion of the Person making the determination.

11.2	Tax gross-up

11.2.1	The Company shall make all payments to be made by it under the Senior Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

11.2.2	The Company or a Senior Secured Creditor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Intercreditor Agent accordingly. Similarly, a Senior Secured Creditor shall notify the Intercreditor Agent on becoming so aware in respect of a payment payable to that Senior Secured Creditor. If the Intercreditor Agent receives such notification from a Senior Secured Creditor it shall promptly notify the Company.

11.2.3	If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the amount which would have been due if no Tax Deduction had been required.

11.2.4	If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.5	After making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall, if so requested in writing by the Intercreditor Agent, deliver to the Intercreditor Agent the payment evidence reasonably satisfactory to the relevant Senior Secured Creditor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority (provided that the Company shall not be obliged to provide any such evidence from a Governmental Authority to the extent that it is not provided by such Governmental Authority).

11.3	Tax indemnity

11.3.1	The Company shall (within fifteen days of demand by the Intercreditor Agent) pay to a Senior Secured Creditor an amount equal to the loss, liability or cost which that Senior Secured Creditor determines has been (directly or indirectly) suffered for or on account of Tax by that Senior Secured Creditor in respect of a Senior Finance Document including Tax arising on payment of any premia or other sums payable on an Ancillary Finance Document whether or not such payment is required to be made by such Senior Secured Creditor.

11.3.2	Sub-clause 11.3.1 above shall not apply:

(a)	with respect to any Tax assessed on a Senior Secured Creditor:

(i)	under the law of the jurisdiction in which that Senior Secured Creditor is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Senior Secured Creditor is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Senior Secured Creditor’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Senior Secured Creditor; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

11.3.3	A Senior Secured Creditor making, or intending to make a claim under sub-clause 11.3.1 above shall promptly notify the Intercreditor Agent of the event which shall give, or has given, rise to the claim, following which the Intercreditor Agent shall promptly notify the Company.

11.3.4	A Senior Secured Creditor shall, on receiving a payment from the Company under this Clause 11.3, notify the Intercreditor Agent.

11.3.5	Each Senior Secured Creditor shall, as soon as practicable after a demand by the Intercreditor Agent, provide a certificate confirming the amount of the loss, liability or cost referred to in sub-clause 11.3.1 above and the basis thereof.

11.4	Tax Credit

If the Company makes a Tax Payment and the relevant Senior Secured Creditor determines that:

11.4.1	a Tax Credit is attributable to that Tax Payment; and

11.4.2	that Senior Secured Creditor has obtained, utilised and retained that Tax Credit,

that Senior Secured Creditor shall pay an amount to the Company which that Senior Secured Creditor determines shall leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Company.

11.5	Stamp taxes

The Company shall pay and, within fifteen days of demand, indemnify each Senior Secured Creditor against any cost, loss or liability that a Senior Secured Creditor incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Senior Finance Document.

12.	INCREASED COSTS

12.1	Increased costs

12.1.1	Subject to Clause 12.3 (Exceptions), the Company shall, within fifteen days of a demand by the Intercreditor Agent, pay for the account of a Lender the amount of any Increased Costs incurred by that Lender or any Affiliate of that Lender as a result of:

(a)	the introduction of or change in (or in the interpretation, administration or application of) any law or regulation after the Signing Date; or

(b)	compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary, regulatory or other authority.

12.1.2	In this Agreement “Increased Costs” means:

(a)	a reduction in the rate of return from a Facility or on a Lender’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Lender or Affiliate);

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Senior Finance Document,

which is incurred or suffered by a Lender or any of its Affiliates to the extent that it is attributable to that Lender’s having entered into or maintaining its commitment or funding or performing its obligations under any Senior Finance Document.

12.2	Increased cost claims

12.2.1	When a Senior Secured Creditor intends to make a claim pursuant to Clause 12.1 (Increased costs), it shall notify the Intercreditor Agent of the event giving rise to the claim, following which the Intercreditor Agent shall promptly notify the Company.

12.2.2	Each Senior Secured Creditor shall, as soon as practicable after a demand by the Intercreditor Agent, provide a certificate confirming the amount of its Increased Costs and the basis thereof.

12.3	Exceptions

Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

12.3.1	attributable to a Tax Deduction required by law to be made by the Company and compensated for by payment under Clause 11 (Tax Gross Up and Indemnities);

12.3.2	compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in sub-clause 11.3.2 of Clause 11.3 (Tax indemnity) applied); or

12.3.3	attributable to the wilful breach by the relevant Senior Secured Creditor or their Affiliates of any law or regulation.

13.	CURRENCY AND OTHER INDEMNITIES

13.1	Currency Indemnity

If any Senior Secured Creditor receives an amount in respect of the Company’s liability to that Senior Secured Creditor under any Senior Finance Document or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under that Senior Finance Document:

13.1.1	the Company shall indemnify that Senior Secured Creditor as an independent obligation against any costs, loss or liability arising out of or as a result of the conversion; and

13.1.2	if the amount received by that Senior Secured Creditor, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency and such is specified to the Company in reasonable detail, the Company shall, within 3 Business Days of its receipt of a written demand by such Senior Secured Creditor, pay to that Senior Secured Creditor an amount in the contractual currency equal to the deficit.

13.2	Other Indemnities

The Company shall, within fifteen days of demand, indemnify each Senior Secured Creditor against any cost, loss or liability incurred by that Senior Secured Creditor as a result of:

13.2.1	the occurrence of any Event of Default;

13.2.2	funding, or making arrangements to fund, its participation in an Advance requested by the Company in an Advance Request but not made by reason of the operation of any one or more of the provisions of the Senior Finance Documents (other than by reason of default or negligence by that Senior Secured Creditor alone);

13.2.3	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by the Company; and

13.2.4	any claim concerning either Project and its participation therein to the extent that loss or liability is suffered or incurred by that Senior Secured Creditor (other than by reason of default or negligence by a Senior Secured Creditor), provided that, prior to the delivery of an Enforcement Notice, any such cost, loss or liability shall be reasonable.

13.3	Indemnity to the Agents

The Company shall, within fifteen days of demand, indemnify each of the Agents against any cost, loss or liability incurred by such Agent (acting reasonably) as a result of:

13.3.1	investigating any event which it reasonably believes is a Default; or

13.3.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised,

provided that, prior to the delivery of an Enforcement Notice, any such cost, loss or liability shall be reasonable.

14.	ILLEGALITY

If it becomes, or shall become, unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by the Senior Finance Documents to which it is a party or to fund or maintain its participation in any Advance:

14.1.1	that Lender shall promptly notify the Company through the Intercreditor Agent and the relevant Facility Agent upon becoming aware of that event; and

14.1.2	by the latest date necessary to ensure compliance with the relevant law or regulation:

(a)	if the relevant Facility Agent so requires, the Company shall prepay that Lender’s participation in all the Advances (or such lesser amount if required to comply with the relevant law or regulation) together with all other relevant amounts payable by it to that Lender under the Senior Finance Documents to which it is a party; and

(b)	that Lender’s undrawn Available Commitment (or such lesser amount if permitted by the relevant law or regulation) shall be cancelled.

15.	MITIGATION BY THE SENIOR SECURED CREDITORS

15.1	Mitigation

15.1.1	Each Lender shall, in consultation with the Company, take all reasonable steps to mitigate or remove any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10 (Changes to the calculation of interest), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) or Clause 14 (Illegality) including (but not limited to) transferring its rights and obligations under the Senior Finance Documents to another Affiliate or Facility Office.

15.1.2	Sub-clause 15.1.1 above does not in any way limit the obligations of any Obligor under the Senior Finance Documents.

15.2	Indemnity by Company

15.2.1	The Company shall indemnify each Senior Secured Creditor for all costs and expenses reasonably incurred by that Senior Secured Creditor as a result of steps taken by it under Clause 15.1 (Mitigation).

15.2.2	A Senior Secured Creditor is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Senior Secured Creditor (acting reasonably), to do so might be prejudicial to it.

16.	FEES, COSTS AND EXPENSES

16.1	Agency Fees

The Company shall pay to each Agent for its own account a fee in amounts and on dates separately agreed between that Agent and the Company in the relevant Fee Letter.

16.2	Transaction expenses

The Company shall, within fifteen days of receipt of a written demand, pay the Agents the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with the review, negotiation, preparation, printing and execution of:

(a)	this Agreement, the other Senior Finance Documents and any other documents referred to herein or therein; and

(b)	any other Senior Finance Documents executed after the Signing Date,

in accordance with, in the case of any fees, costs and expenses of the Technical Adviser, Insurance Adviser and legal advisers appointed on or prior to the Signing Date, the appointment or engagement letters (if any) executed by the Company on or prior to the Signing Date.

16.3	Amendment costs

If the Company or any other Obligor requests an amendment, waiver or consent under any Senior Finance Document, the Company shall, within thirty days of demand, reimburse the Agents for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agents in responding to, evaluating, negotiating or complying with that request.

16.4	Enforcement costs

The Company shall, within fifteen days of written demand, pay to each Senior Secured Creditor the amount of all costs and expenses (including legal fees) incurred by that Senior Secured Creditor in connection with the enforcement of, or the preservation of, any rights under and in accordance with any Senior Finance Document provided that, prior to the delivery of an Enforcement Notice, such costs and expenses shall be reasonable.

17.	REPRESENTATIONS AND WARRANTIES

17.1	Matters represented

The Company makes the representations and warranties set out in Schedule 4 (Representations and Warranties) to each Senior Secured Creditor as at each of the dates specified in Clause 17.2 (Timing).

17.2	Timing

Unless otherwise stated to have been made as of a specific date, each of the representations and warranties set out in Schedule 4 (Representations and Warranties) is made by the Company on the Second Amendment Signing Date, the Effective Date and (other than the representations and warranties set out in paragraph 21 (Subsidiaries and Beneficial Interest) of Schedule 4) is deemed to be repeated by the Company on each subsequent Advance Date with reference to the facts and circumstances then existing.

18.	COVENANTS

18.1	Content

The Company undertakes to each of the Senior Secured Creditors that it shall comply with the covenants set out in Schedule 5 (Covenants).

18.2	Duration

The covenants in Schedule 5 (Covenants) shall remain in force from the Signing Date until the Senior Secured Indebtedness has been fully discharged.

19.	EVENTS OF DEFAULT

19.1	Events of Default

Each of the events set out in Schedule 10 (Events of Default) is an Event of Default.

19.2	Remedies following an Event of Default

Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing or following issuance of an Enforcement Notice (as the case may be), the Intercreditor Agent shall, if so instructed by the Required Lenders, by written notice to the Company:

19.2.1	declare that the Available Commitments under any of the Facility Agreements be cancelled or suspended, whereupon they shall be cancelled or suspended;

19.2.2	declare that all or any part of the Advances, together with accrued interest, and all other amounts accrued or outstanding under the Senior Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

19.2.3	declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Intercreditor Agent;

19.2.4	notify the Security Agent that an Event of Default has occurred and is continuing and instruct the Security Agent to issue an Enforcement Notice;

19.2.5	following the issue of an Enforcement Notice, require the Security Agent to take action to enforce all or any part of the Security or all or any of the

Shareholder Guarantees (subject to the expiration of any cure periods contained therein), whereupon any such action shall be taken;

19.2.6	following the issue of an Enforcement Notice, instruct the Security Agent to require the perfection of the Liens granted pursuant to the Land Security Assignment and the Assignment of Rights;

19.2.7	following the issue of an Enforcement Notice, give (or require the Security Agent to give) notices regarding the payment of insurance proceeds in accordance with the terms of the Senior Finance Documents;

19.2.8	following the issue of an Enforcement Notice, give (or require the Security Agent to give) notice to any Account Bank in relation to the operation of the Accounts in accordance with paragraph 3.3 (Default) of Schedule 6 (Accounts); and/or

19.2.9	exercise any or all other remedies available at law not inconsistent with the foregoing,

provided that the foregoing shall not in any way affect the Intercreditor Agent’s or the Security Agent’s right to separately enforce its rights under the Senior Finance Documents.

19.3	Remedies following a Wong Event

Without prejudice to Clause 19.2 (Remedies following an Event of Default) or in any way affecting the Intercreditor Agent’s or the Security Agent’s right to separately enforce its rights under the Senior Finance Documents, upon the occurrence of a Wong Event (as defined in the Wong Share Pledge) and at any time thereafter whilst it is continuing or following issuance of an Enforcement Notice (as the case may be), the Intercreditor Agent shall, if so instructed by the Required Lenders, require the Security Agent to take action to enforce all or any part of the Security granted pursuant to the Wong Share Pledge.

20.	APPLICATION OF ENFORCEMENT PROCEEDS

After delivery of an Enforcement Notice and notwithstanding the provisions of Schedule 6 (Accounts), all Enforcement Proceeds shall be applied in accordance with the Deed of Appointment and Priority and Clause 33.6 (Application of Enforcement Proceeds).

21.	CHANGES TO THE PARTIES

21.1	Binding Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and transferees.

21.2	Assignment and Transfer by the Company or the GCLAs

21.2.1	The Company may not assign, transfer, novate or dispose of any of its rights or obligations under this Agreement or the other Senior Finance Documents.

21.2.2	The GCLAs may not assign or transfer its rights and/or obligations under this Agreement without the prior written consent of the Company.

21.3	Assignment and Transfer by Agents

Each Agent may assign or transfer any of its rights and obligations under any Senior Finance Document to which it is party only in accordance with its voluntary or requested resignation under and subject to the relevant Senior Finance Document and this Agreement and then only if it first procures that its assignee or transferee executes a duly completed Agent’s Deed of Accession and Finance Party Accession Undertaking (also executed, in the case of the latter, by such Agent, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent) and promptly delivered by the Intercreditor Agent to the Security Agent) and enters into such other acknowledgements as may be necessary or desirable to protect the Security.

21.4	Assignment and Transfer by Lenders

21.4.1	Subject to the provisions of the Facility Agreement to which it is a party and execution and delivery by the assignee or Transferee of a Finance Party Accession Undertaking, any Lender may, at any time, assign in accordance with Clause 21.5 (Assignments by Lenders) all or any of its rights and benefits under the Senior Finance Documents or transfer in accordance with Clause 21.6 (Transfers by Lenders) all or any of its rights, benefits and obligations under the Senior Finance Documents to:

(a)	another Lender or an Affiliate of a Lender;

(b)	any commercial bank;

(c)	any other bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; or

(d)	any other entity with the consent of the Company (such consent not to be unreasonably withheld or delayed and which consent shall not be required in respect of any assignment or transfer after the occurrence of an Event of Default which is continuing), provided that all transactional costs (including any stamp duties, transfer taxes and any costs attributable to any transfer of Security) of such assignment or transfer shall be borne by the relevant Lender or assignee or Transferee except for:

(i)	any transfer in connection with the syndication of the Facilities, all such costs of which (including those set forth in Clause 21.7 (Assignment and Transfer Fees)) shall be borne by the Company; and

(ii)	any transfer contemplated by the Pre-Amendment Global Transfer Agreement or the Post-Amendment Global Transfer Agreement, all such costs of which shall be borne by the Company.

21.4.2	Any assignment or transfer of a Lender’s participations in Advances outstanding or, as the case may be, Available Commitments under:

(a)	the Hotel Facility or the Project Facility shall be in a minimum amount of USD1,000,000 or its equivalent or, if less, equal to the aggregate of such Lender’s participations or Available Commitments under such Facility; or

(b)	a Revolving Credit Facility shall be in a minimum amount of USD1,000,000 or its equivalent or, if less, equal to the aggregate of such Lender’s participations or Available Commitments under such Facility.

21.5	Assignments by Lenders

If any Lender assigns all or any of its rights and benefits under the Senior Finance Documents in accordance with Clause 21.4 (Assignment and Transfer by Lenders), then, unless and until the assignee has delivered:

(a)	a notice to the Intercreditor Agent (which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors) confirming in favour of the Senior Secured Creditors that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender and to the relevant Facility Agreement as a Hotel Facility Lender, Project Facility Lender, Additional Lender or Revolving Credit Facility Lender (as the case may be); and

(b)	a duly completed Finance Party Accession Undertaking executed by such Lender, such assignee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent),

(whereupon such assignee shall become a party hereto as a “Lender” or thereto as a “Hotel Facility Lender”, “Project Facility Lender”, “Additional Lender” or “Revolving Credit Facility Lender”), the Company and the Senior Secured Creditors shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto or thereto.

21.6	Transfers by Lenders

If any Lender wishes to transfer all or any of its rights, benefits and/or obligations under this Agreement and the corresponding rights, benefits and/or obligations under the other Senior Finance Documents as contemplated in Clause 21.4 (Assignment and Transfer by Lenders), then such transfer shall only be effective if the procedure set out in this Clause 21.6 is complied with. Such transfer shall be effected by the delivery to the Intercreditor Agent (which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors) of:

(a)	a duly completed Novation Certificate executed by such Lender, the relevant Transferee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent); and

(b)	a duly completed Finance Party Accession Undertaking executed by such Lender, the relevant Transferee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is herby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), in which event, on the later of the Transfer Date specified in such Novation Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Intercreditor Agent on such Novation Certificate falling on or after) the date of delivery of such Novation Certificate and Finance Party Accession Undertaking to the Intercreditor Agent:

21.6.1	to the extent that in such Novation Certificate the Lender party thereto seeks to transfer by novation its rights, benefits and obligations under this Agreement and the corresponding rights, benefits and obligations under the other Senior Finance Documents, the Company and such Lender shall be released from further obligations towards one another under this Agreement and the corresponding rights, benefits and/or obligations under the other Senior Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 21.6 as “discharged rights and obligations”);

21.6.2	each of the Company and the Transferee shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar the Company and such Transferee have assumed and/or acquired the same in place of such other party and such Lender;

21.6.3

the Agents, the GCLAs, such Transferee and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement and the other relevant Senior Finance Documents as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agents, the GCLAs and the relevant Lender shall each be released from further obligations to each other under this Agreement and the other relevant Senior Finance Documents; and

21.6.4	such Transferee shall become a party hereto as a “Lender” and to the relevant Facility Agreement as a “Hotel Facility Lender”, “Project Facility Lender”, “Additional Lender” or “Revolving Credit Facility Lender” (as the case may be).

21.7	Assignment and Transfer Fees

On the date upon which an assignment takes effect pursuant to Clause 21.5 (Assignments by Lenders) or a transfer takes effect pursuant to Clause 21.6 (Transfers by Lenders), the relevant assignee or Transferee shall pay to the Intercreditor Agent for its own account a fee of USD1,500.

21.8	Disclosure of Information

Any Senior Secured Creditor may disclose to any of its Affiliates and any other Person:

21.8.1	to (or through) whom such Senior Secured Creditor assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations in accordance with the Senior Finance Documents;

21.8.2	in the case of a Lender, with (or through) whom such Lender enters into (or may potentially enter into) any sub-participation in relation to the Senior Finance Documents or any Obligor; or

21.8.3	to whom information may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement;

such information about any Obligor, the Projects and the Senior Finance Documents as such Senior Secured Creditor may consider appropriate, provided that the Person to whom such information is provided under sub-clause 21.8.1 or 21.8.2 first enters into a Confidentiality Undertaking (or, in the case of the Security Agent, the confidentiality undertaking referred to in clause 18.9 (Disclosure of Information by Security Agent) of the Deed of Appointment and Priority) and that the Company has received an original copy of such signed undertaking.

21.9	Change of Facility Office

Any Lender may change its Facility Office provided that the Company shall have no liability (or no increase in liability) under Clause 11 (Tax gross-up and Indemnities) or Clause 12 (Increased costs) which would not exist as at the date of such change but for such change, unless such change was requested by the Company pursuant to Clause 15 (Mitigation by the Senior Secured Creditors).

22.	HEDGING COUNTERPARTIES

22.1	Accession

Each Hedging Counterparty shall execute and deliver to the Intercreditor Agent a Hedging Counterparty’s Deed of Accession and shall execute and deliver to the Security Agent in accordance with the Deed of Appointment and Priority a Finance Party Accession Undertaking. A Hedging Counterparty may, at any time, assign all or any of its rights and benefits or transfer all or any of its rights, benefits and obligations under and in accordance with the Senior Finance Documents subject to delivery to the Intercreditor Agent of a duly completed:

(a)	Hedging Counterparty’s Deed of Accession executed by the assignee or transferee; and

(b)	Finance Party Accession Undertaking executed by the assignee or transferee, the Hedging Counterparty, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent).

22.2	Interest in the Security

The obligations of the Company owed to each Hedging Counterparty shall be secured by the Security and each Hedging Counterparty shall be entitled to share in the Enforcement Proceeds in accordance with the Deed of Appointment and Priority and Clause 33.6 (Application of Enforcement Proceeds).

22.3	Voting rights

Nothing in this Clause 22 nor any other provisions of any Senior Finance Document shall be deemed to entitle any Hedging Counterparty in its capacity as such under any Hedging Agreement to exercise any voting, consent, approval or similar right under the Senior Finance Documents (other than the Hedging Agreements) including any right to participate in any Decision provided that:

22.3.1	each Hedging Counterparty shall have the right to participate in all Decisions after the occurrence of a Hedging Voting Right Event in relation to such Hedging Counterparty that is continuing; and

22.3.2	the consent of all Hedging Counterparties shall be required for any change to the matters referred to in paragraphs (a), (b), (f), (g), (h), (i) and (j) in the definition of “Fundamental Term” in Clause 1.1 (Definitions) and for any amendment to Clause 33.6 (Application of Enforcement Proceeds) and this Clause 22.

22.4	Restrictions on Amendment

Each Hedging Counterparty agrees that, except with the prior written consent of the Intercreditor Agent, no amendment may be made to a Hedging Agreement to an extent which would result in:

22.4.1	any payment under that Hedging Agreement being required to be made by the Company on any date other than the dates originally provided for in that Hedging Agreement; or

22.4.2	the Company becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of that Hedging Agreement; or

22.4.3	the Company becoming liable to make any payment under that Hedging Agreement in any currency other than in the currency provided for under the original provisions of that Hedging Agreement.

22.5	Restrictions on Termination

No Hedging Counterparty may terminate a hedging facility or close out any hedging transaction under a Hedging Agreement prior to its stated maturity except in accordance with the terms of the ISDA Master Agreement and the ISDA Schedule (each as may be amended pursuant to paragraph 4 of Schedule 8 (Hedging Arrangements).

22.6	Termination at request of Intercreditor Agent

After a notice has been given by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default), a Hedging Counterparty shall, at the written request of the Intercreditor Agent, terminate the hedging facility or close out any hedging transaction under the Hedging Agreement to which it is party in accordance with the terms of such Hedging Agreement.

23.	AGENTS AND GLOBAL COORDINATING LEAD ARRANGERS

23.1	Appointment and duties of the Agents

23.1.1	Each of:

(a)	the Senior Secured Creditors appoints the Intercreditor Agent;

(b)	the Hotel Facility Lenders appoints the Hotel Facility Agent;

(c)	the Project Facility Lenders appoints the Project Facility Agent;

(d)	the Revolving Credit Facility Lenders appoints the Revolving Credit Facility Agent; and

(e)	the Additional Lenders appoints the Additional Lender Agent,

to act as its agent under and in connection with the Senior Finance Documents and irrevocably authorises it on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Senior Finance Documents, together with any other incidental rights, powers and discretions.

23.1.2	None of the Agents may begin any legal action or proceeding in the name of a Senior Secured Creditor (other than itself) without that Senior Secured Creditor’s consent.

23.1.3	Each Agent has only those duties which are expressly specified in the Senior Finance Documents, and those duties are solely of a mechanical and administrative nature.

23.2	Relationship

23.2.1	The relationship between each Agent and the relevant Senior Secured Creditors is that of principal and agent only. Nothing in this Agreement constitutes any Agent as trustee or fiduciary for any other Person and no Agent need hold in trust any moneys paid to it for a Person or be liable to account for interest on those moneys except to the extent expressly stated in a Senior Finance Document.

23.2.2	No Agent shall in any respect be the agent of the Company by virtue of this Agreement.

23.2.3	No Agent shall be liable to the Company for any breach by any other Senior Secured Creditor of any Senior Finance Document or be liable to any other Secured Creditor for any breach by the Company of the Senior Finance Documents.

23.3	Role of the GCLAs

Except as specifically provided in the Senior Finance Documents, none of the GCLAs has any obligations of any kind to any other Party under or in connection with any Senior Finance Document.

23.4	Delegation

Each Agent may act through its personnel and agents.

23.5	Instructions

23.5.1	Unless otherwise expressly provided in the Senior Finance Documents, the Intercreditor Agent shall act (and shall be fully protected if it so acts) in accordance with the instructions of the Required Lenders in connection with the exercise of any right, power or discretion under or in connection with the Senior Finance Documents.

23.5.2	Each Facility Agent shall be fully protected if it acts in accordance with the instructions of its Lending Group in connection with the exercise of any right, power or discretion under or in connection with any matter not expressly provided for in the Senior Finance Documents.

23.5.3	In the absence of such instructions each Agent may act, subject to the terms of the Senior Finance Documents, as that Agent, in its sole discretion, considers to be in the best interests of all the Senior Secured Creditors or, in the case of each Facility Agent, its Lending Group.

23.6	Discretions

Notwithstanding any provision of the Senior Finance Documents, each Agent may:

23.6.1	assume, unless it has, in its capacity as Agent, received written notice to the contrary from any other Party, that (a) any representation made or deemed to be made by an Obligor in connection with the Senior Finance Documents is true, (b) no Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Senior Finance Documents and (d) any right, power, authority or discretion vested in the Senior Finance Documents upon the Required Lenders, a Lending Group, the Lenders or any other Person or group of Persons has not been exercised;

23.6.2	assume that (a) the Facility Office of each Lender is that notified to it by such Lender in writing and (b) the information provided by each Lender pursuant to Clause 29 (Notices) is true and correct in all respects until it has received from such Lender notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

23.6.3	engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

23.6.4	rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

23.6.5	rely upon any communication or document believed by it to be genuine;

23.6.6	refrain from exercising any right, power or discretion vested in it as Agent under the Senior Finance Documents unless and until instructed as described in Clause 23.5 (Instructions) as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

23.6.7

refrain from acting in accordance with any instructions to begin any action or proceeding arising out of or in connection with the Senior Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities which it shall or may expend or incur in complying with such instructions;

23.6.8	refrain from acting where to do so would put it in breach of an applicable Legal Requirement;

23.6.9	treat each Facility Agent as the duly appointed and authorised agent of the relevant Lenders until it receives written notice to the contrary from the relevant Lenders; and

23.6.10	(in the case of the Intercreditor Agent) in applying any moneys received by it under any Security Document under Clause 33.6 (Application of Enforcement Proceeds), rely on any certificate made by the relevant Facility Agent or Hedging Counterparty as to the identity of, and the amounts owing to, any of the Senior Secured Creditors and shall be protected in so relying.

23.7	Agents’ Obligations

23.7.1	Each Agent shall:

(a)	promptly inform each Senior Secured Creditor (in the case of the Intercreditor Agent) or the Intercreditor Agent and the Lenders in its Lending Group (in the case of each Facility Agent) of the contents of any notice or document received by it pursuant to the terms of any Senior Finance Document in its capacity as Agent from the Security Agent or an Obligor under the Senior Finance Documents; and

(b)	promptly notify each Senior Secured Creditor (in the case of the Intercreditor Agent) or the Intercreditor Agent and the Lenders in its Lending Group (in the case of each Facility Agent) of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Senior Finance Documents of which such Agent has notice from any other party.

23.7.2	The Intercreditor Agent shall promptly inform the Security Agent of the occurrence of the Release Date.

23.8	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied herein, none of the Agents nor any of the GCLAs shall:

23.8.1

be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Senior Finance Documents is true, (b) the occurrence or otherwise of any Default, (c) the performance by an Obligor of its obligations under the Senior Finance

Documents or (d) any breach of or default by an Obligor of or under its obligations under the Senior Finance Documents;

23.8.2	be bound to account to any Senior Secured Creditor for any sum or the profit element of any sum received by it for its own account;

23.8.3	be bound to disclose to any other Person any information relating to any Obligor, any party to a Project Document or any of their respective related entities if (a) such Person, on providing such information, expressly stated to such Agent or, as the case may be, such GCLA, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any Person; or

23.8.4	be under any obligations other than those for which express provision is made herein or in any other Senior Finance Document to which such Agent or GCLA is a party.

23.9	Exclusion of Liabilities

None of the Agents and the GCLAs accepts any responsibility:

23.9.1	for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agents or the GCLAs, by an Obligor or by any other Person in connection with the Senior Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents;

23.9.2	for the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents; or

23.9.3	for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents.

Accordingly, none of the Agents and the GCLAs shall be under any liability (whether in negligence or otherwise) in respect of such matters.

23.10	No Actions

Each of the Lenders and the Hedging Counterparties agrees that it shall not assert or seek to assert against any director, officer or employee of any of the Agents or any of the GCLAs any claim it might have against any of them.

23.11	Business with the Obligors

Each Agent and GCLA may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Obligors or their Affiliates.

23.12	Resignation

23.12.1	An Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than 25 Business Days’ prior notice to that effect to the Senior Secured Creditors and the Company, in which case:

(a)	the Required Lenders (in the case of the Intercreditor Agent) may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the Required Lenders and the Company or, failing such agreement within 15 Business Days after such notice of resignation, the Required Lenders may appoint a successor Agent on the same terms and conditions as previously applied to the outgoing Agent; and

(b)	the relevant Lending Group under a Facility (in the case of a Facility Agent for that Facility) may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of such Lending Group and the Company or, failing such agreement within 15 Business Days after such notice of resignation, the Lending Group may appoint a successor Agent on the same terms and conditions as previously applied to the outgoing Agent.

23.12.2	If the Required Lenders have not, within 15 Business Days after notice of resignation, appointed a successor Intercreditor Agent which accepts the appointment, the outgoing Agent may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the Intercreditor Agent and the Company or, failing such agreement within 25 Business Days after notice of resignation, the Intercreditor Agent may appoint a successor Agent on the same terms and conditions as previously applied to it.

23.12.3	If a Lending Group has not, within 15 Business Days after notice of resignation appointed a successor Facility Agent which accepts the appointment, the outgoing Facility Agent may appoint a successor Facility Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the outgoing Facility Agent and the Company or, failing such agreement within 25 Business Days after notice of resignation, the outgoing Facility Agent may appoint a successor Facility Agent on the same terms and conditions as previously applied to it.

23.12.4	If, at the time of expiry of the period specified in sub-clause 23.12.2 or, as the case may be, sub-clause 23.12.3 above, the outgoing Agent cannot find a successor owing to the unwillingness of any proposed successor to accept the terms and conditions which apply to the outgoing Agent, the Company shall offer to any proposed successor such terms and conditions as are consistent with the role to be performed, taking into account the current market for the performance of such duties and the then existing circumstances of the Projects.

23.12.5	If the Agent has not been paid an amount due to it under the Senior Finance Documents and gives notice thereof as its reason for resigning together with its notice pursuant to Clause 23.12.1, it shall not be obliged to appoint a successor. If, at the time of expiry of the period specified in clause 23.12.1, the Required Lenders or, as the case may be, the relevant Lending Group, cannot find a successor owing to the unwillingness of any proposed successor to accept the terms and conditions which apply to the outgoing Agent, the Company shall offer to any proposed successor such terms and conditions as are consistent with the role to be performed, taking into account the current market for the performance of such duties and the then existing circumstances of the Projects.

23.12.6	The resignation of an Agent and the appointment of any successor Agent shall both become effective only upon the successor Agent executing an Agent’s Deed of Accession provided that, where the Agent has notified the reason for its resignation pursuant to Clause 23.12.5, its resignation shall become effective upon the expiry of the period notified by it pursuant to Clause 23.12.1. Upon the execution of an Agent’s Deed of Accession, the successor Agent shall succeed to the position of the retiring Agent (as the case may be) under the Senior Finance Documents and the term “Agent” shall mean the successor Agent.

23.12.7	The Intercreditor Agent agrees that it shall, if so requested in writing by the Required Lenders, tender its resignation in accordance with this Clause 23.12.

23.12.8	Each Facility Agent agrees that it shall, if so requested in writing by its Lending Group, tender its resignation in accordance with this Clause 23.12.

23.12.9	Upon the appointment of a successor (or, as the case may be, its resignation becoming effective), the retiring Agent shall be discharged from any future (but not accrued) obligations in respect of the Senior Finance Documents but shall remain entitled to the benefit of Clause 13.2 (Other Indemnities) and sub-clauses 23.1, 23.2, 23.5.2, 23.5.3, 23.6.10, 23.8, 23.9, 23.10 and 23.15 of this Clause 23.

23.13	Own Responsibility

It is understood and agreed by each Senior Secured Creditor that at all times it has itself been, and shall continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Senior Finance Documents including, but not limited to:

23.13.1	the financial condition, creditworthiness, condition, affairs, status and nature of the Projects and each Obligor;

23.13.2	the legality, validity, effectiveness, adequacy and enforceability of the Senior Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents;

23.13.3	whether such Senior Secured Creditor has recourse, and the nature and extent of that recourse, against an Obligor or any other Person or any of their respective assets under or in connection with the Senior Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents; and

23.13.4	the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agents or the GCLAs, an Obligor, or by any other Person in connection with the Senior Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents.

Accordingly, each Senior Secured Creditor acknowledges to the Agents and the GCLAs that it has not relied on and shall not hereafter rely on the Agents and the GCLAs or any of them in respect of any of these matters.

23.14	Agency Division Separate

In acting as Agent under the Senior Finance Documents, each of the Agents shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 23, any information received by some other division or department of such Agent may be treated as confidential and shall not be regarded as having been given to such Agent’s agency division.

23.15	Indemnity to Intercreditor Agent

23.15.1

Each Senior Secured Creditor shall rateably in accordance with the proportion that the US dollar equivalent of the sum of its Available Commitments and its participations in any outstanding Advances bear to the US dollar equivalent of the aggregate of the Available Commitments and such participations of all the Senior Secured Creditors (or, if all such amounts have been reduced to zero, such proportion determined immediately prior to such reduction) for the time being, indemnify the Intercreditor Agent, within fifteen days of demand (accompanied by reasonable written certification), against cost, loss or liability incurred by the Intercreditor Agent (other than by reason of the fraud, negligence or wilful misconduct of the Intercreditor Agent) in acting as Intercreditor Agent in accordance with the terms of the Senior Finance Documents (unless the Intercreditor Agent has been reimbursed by, or indemnified to its satisfaction by, an Obligor pursuant to a Senior Finance Document or otherwise in writing). For the purposes of this Clause 23.15.1, each Hedging Counterparty shall, in respect of each Hedging Agreement entered into by it, be deemed to have made an Advance to the Company in an amount equal to the Realised Hedge Loss (if any) under the Hedging Agreement to which such Hedging Counterparty is party.

23.15.2	Clause 23.15.1 shall not apply to the extent that the Intercreditor Agent is otherwise actually indemnified or reimbursed by any Party under any other provision of the Senior Finance Documents.

23.15.3	Provided that the Company is required to reimburse or indemnify the Intercreditor Agent for such cost, loss or liability in accordance with the terms of the Senior Finance Documents, the Company shall, within fifteen days of demand in writing by any Senior Secured Creditor, indemnify such Senior Secured Creditor in relation to any payment actually made by such Senior Secured Creditor pursuant to Clause 23.15.1 above.

24.	CONDUCT OF BUSINESS BY THE SENIOR SECURED CREDITORS

No provision of the Senior Finance Documents shall:

24.1.1	interfere with the right of any Senior Secured Creditor to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

24.1.2	subject to Clause 15 (Mitigation by Senior Secured Creditors), oblige any Senior Secured Creditor to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

24.1.3	oblige any Senior Secured Creditor to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.	SHARING AMONG THE SENIOR SECURED CREDITORS

25.1	Payments to Senior Secured Creditors

If a Senior Secured Creditor (a “Recovering Senior Secured Creditor”) receives or recovers any amount from an Obligor other than in accordance with the provisions of the Senior Finance Documents (excluding any such provision which permits the setting off of obligations owed by such Obligor against obligations owed to it by such Recovering Senior Secured Creditor but allowing, for the avoidance of doubt, any such provision in any Hedging Agreement permitting netting off between transactions under such Hedging Agreement) and applies that amount to a payment due under the Senior Finance Documents then:

25.1.1	the Recovering Senior Secured Creditor shall, within 5 Business Days, notify details of the receipt or recovery, to the Intercreditor Agent;

25.1.2	the Intercreditor Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Senior Secured Creditor would have been paid had the receipt or recovery been received and distributed in accordance with this Agreement, without taking account of any Tax which would be imposed on that Agent in relation to the receipt, recovery or distribution; and

25.1.3	the Recovering Senior Secured Creditor shall, within 10 Business Days of demand by the Intercreditor Agent, pay to the Intercreditor Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Intercreditor Agent determines may be retained by the Recovering Senior Secured Creditor as its share of any payment to be made, in accordance with this Agreement.

25.2	Redistribution of payments

The Intercreditor Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Senior Secured Creditors (other than the Recovering Senior Secured Creditor) in accordance with this Agreement.

25.3	Recovering Senior Secured Creditor’s Rights

25.3.1	On a distribution by the Intercreditor Agent under 25.2 (Redistribution of payments), the Recovering Senior Secured Creditor shall be subrogated to the rights of the Senior Secured Creditors which have shared in the redistribution.

25.3.2	If and to the extent that the Recovering Senior Secured Creditor is not able to rely on its rights under sub-clause 25.3.1 above, the Company shall be liable to the Recovering Senior Secured Creditor for a debt equal to the Sharing Payment which is immediately due and payable.

25.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Senior Secured Creditor becomes repayable and is repaid by such Recovering Senior Secured Creditor, then:

25.4.1	each Senior Secured Creditor which has received a share of such Sharing Payment pursuant to Clause 25.2 (Redistribution of payments) shall, upon request of the Intercreditor Agent, pay to the Intercreditor Agent for account of that Recovering Senior Secured Creditor an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Senior Secured Creditor for its proportion of any interest on the Sharing Payment which that Recovering Senior Secured Creditor is required to pay); and

25.4.2	that Recovering Senior Secured Creditor’s rights of subrogation in respect of any reimbursement shall be cancelled and the Company shall be liable to the reimbursing Senior Secured Creditor for the amount so reimbursed.

25.5	Exceptions

This Clause 25 shall not apply to the extent that the Recovering Senior Secured Creditor would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

25.6	Benefit

The provisions of this Clause 25 are for the sole benefit of the Senior Secured Creditors and may be waived or amended by the Required Lenders without the consent of the Company provided there is no increase in the liability of the Company as a result.

26.	PAYMENT MECHANICS

26.1	Payments under the Senior Finance Documents

26.1.1	Prior to an Event of Default

Unless and until an Event of Default has occurred and is continuing:

(a)	all payments to be made by the Company to or for the account of any Lender under the Facility Agreement to which that Lender is a party shall be made to the relevant Facility Agent under that Facility Agreement for the account of that Lender, in the manner stipulated in the relevant Facility Agreement; and

(b)	all payments to be made by a Lender under a Facility Agreement shall be made to the relevant Facility Agent, not later than the time (if any) specified in the relevant Facility Agreement, to its account at such office or bank as it may notify to that Lender from time to time for this purpose.

26.1.2	After the occurrence of an Event of Default

Subject to the Deed of Appointment and Priority, after the occurrence of an Event of Default that is continuing and unless the Intercreditor Agent agrees in writing that payment should continue to be made in accordance with sub-clause 26.1.1 (Prior to an Event of Default):

(a)	all payments to be made by the Company to or for the account of any Senior Secured Creditor or under any Senior Finance Document shall be made to the Intercreditor Agent (other than any such payments to be made to or for the account of the Security Agent which shall continue to be made to the Security Agent);

(b)	all payments to be made by any Lender under any Senior Finance Document (whether pursuant to Clause 25 (Sharing Among the Senior Secured Creditors) or otherwise) shall be paid to the Intercreditor Agent; and

(c)	all payments received by the Intercreditor Agent under this sub-clause 26.1.2 shall be distributed in accordance with Clause 33.6 (Application of Enforcement Proceeds) to the Person(s) specified therein or, where any such Person is a Lender, to the relevant Facility Agent for the account of that Lender.

26.2	Payments by an Agent

26.2.1	Save as otherwise provided herein, each payment received by an Agent as agent for or otherwise for the benefit of another Person shall, subject to Clause 26.3 (Distributions to an Obligor) and Clause 26.4 (Clawback), be made available by that Agent to the Person entitled to receive such payment for value the same day by transfer to such account of such Person with such bank in the principal financial centre of the country of the relevant currency as such Person shall have previously notified to that Agent.

26.2.2	A payment shall be deemed to have been made by an Agent on the date on which it is required to be made under the Senior Finance Documents if such Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent in order to make the payment.

26.3	Distributions to an Obligor

Each Agent may (with the consent of the relevant Obligor or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Senior Finance Documents or in or towards purchase of any amount of any currency to be so applied at a market rate of exchange in its usual course of business.

26.4	Clawback

26.4.1	Where a sum is to be paid to an Agent under the Senior Finance Documents for another Person, that Agent is not obliged to pay that sum to that Person until it has been able to establish to its satisfaction that it has actually received that sum.

26.4.2	If an Agent pays an amount to another Person and it proves to be the case that Agent had not actually received that amount, then the Person to whom that amount was paid by that Agent shall on demand refund the same to that Agent together with interest on that amount from the date of payment to the date of receipt by that Agent, calculated by that Agent to reflect its cost of funds.

26.5	No Set-off by Obligors

All payments to be made by an Obligor under the Senior Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.6	Business Days

26.6.1	Any payment which is due to be made under any Senior Finance Document on a day that is not a Business Day shall be made on the next Business Day in the calendar month (if there is one) or the preceding Business Day (if there is not).

26.6.2	During any extension of the due date for payment of any principal pursuant to sub-clause 26.6.1 above, interest is payable on that principal at the rate payable on the original due date.

26.7	Currency of account

26.7.1	A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which the Advance or Unpaid Sum is denominated on its due date.

26.7.2	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

26.7.3	Each payment in respect of costs, expenses or Taxes under the Senior Finance Documents shall be made in the currency in which the costs, expenses or Taxes are incurred.

26.7.4	Any other amount payable under any of the Senior Finance Documents is, except as otherwise provided elsewhere in the Senior Finance Documents, payable in US dollars.

27.	SET-OFF

Without prejudice to the provisions of Schedule 6 (Accounts) and subject to the terms of Clause 25 (Sharing Among the Senior Secured Creditors) and Clause 33 (Intercreditor Arrangements), a Senior Secured Creditor may, upon the occurrence of an Event of Default and for so long as it is continuing, set off any matured obligations owed by the Company under the Senior Finance Documents (to the extent beneficially owned by that Senior Secured Creditor) against any obligation (which, for the purpose of this provision only, shall be treated as due and payable, save for unmatured obligations under the Hedging Agreements) owed by that Senior Secured Creditor to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Senior Secured Creditor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	NON-RECOURSE LIABILITY

Notwithstanding any provision in the Senior Finance Documents to the contrary no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Senior Secured Creditors for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr Wong Chi Seng, his liability shall be limited to his shares in the Company.

29.	NOTICES

29.1	Communications in Writing

Any notice, demand or other communication (each, for the purposes of this Clause 29, a “communication”) to be made under or in connection with the Senior Finance Documents shall be made in writing but, unless otherwise stated, may be made by fax or letter.

29.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Senior Finance Documents is:

29.2.1	in the case of the Company, each of the GCLAs, each of the Agents, each of the Lenders and each of the Hedging Counterparties party to the Common Terms Agreement Second Amendment Agreement, identified with its name on the signing pages thereto; and

29.2.2	in the case of each other Lender, each other Hedging Counterparty and each other Obligor, that notified in writing to the Intercreditor Agent prior to the date it becomes a party to the Senior Finance Documents, or any substitute address, fax number or department or officer as the party may notify to the Intercreditor Agent (or the Intercreditor Agent may notify to the other parties, if a change is made by the Intercreditor Agent) by not less than 10 Business Days’ notice.

29.3	Delivery

29.3.1	Any communication or document made or delivered by one Person to another under or in connection with the Senior Finance Documents shall only be effective:

(a)	if delivered personally or by overnight courier, when left at the relevant address;

(b)	if by way of fax, when received in legible form; or

(c)	if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

29.3.2	Any communication or document to be made or delivered to an Agent shall be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 29.2 (Addresses) (or any substitute department or officer as that Agent shall specify for this purpose).

29.3.3	All notices to an Obligor shall be sent through a Facility Agent or the Intercreditor Agent (but always with a copy to the Intercreditor Agent). All notices from an Obligor under the Senior Finance Documents shall be sent to the Intercreditor Agent who shall distribute them to the Senior Secured Creditors.

29.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Intercreditor Agent shall notify the other parties.

29.5	Electronic communication

29.5.1	Any communication to be made between an Agent and a Lender or between an Agent and another Agent under or in connection with the Senior Finance Documents may be made by electronic mail or other electronic means, if that Agent and the relevant Lender or Agent:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

29.5.2	Any electronic communication made between an Agent and a Lender or another Agent shall be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to an Agent or by an Agent to another Agent only if it is addressed in such a manner as the relevant Agent shall specify for this purpose.

29.6	Electronic supply of materials

(a)	The Company shall (and shall ensure that each other Obligor shall), unless otherwise requested by the Intercreditor Agent, provide to the Intercreditor Agent all information, documents and other materials that such Obligor is obligated to furnish to the Intercreditor Agent pursuant to the Senior Finance Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Advance or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under any Senior Finance Document prior to the scheduled date therefor, (iii) provides notice of any Default under any Senior Finance Document, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of any Senior Finance Document and/or any Advance or other extension of credit hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the “Communications”) by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Intercreditor Agent to each of jerry.parisi@sgcib.com and patricia.wright@sgcib.com (or such other e-mail address or addresses designated by the Intercreditor Agent from time to time).

(b)	Each party hereto agrees that the Intercreditor Agent may make the Communications available to the any Senior Secured Creditor by posting the Communications on IntraLinks or another relevant website, if any, to which such Senior Secured Creditor has access (whether a commercial, third-party website or whether sponsored by the Intercreditor Agent) (the “Platform”). Nothing in this Clause 29.6 shall prejudice the right of the Intercreditor Agent to make the Communications available to any Senior Secured Creditor in any other manner specified in this Agreement or any other Senior Finance Documents.

(c)

Each Senior Secured Creditor agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Senior Secured Creditor for purposes of this Agreement and the other Senior Finance Documents. Each Senior Secured Creditor agrees (i) to notify the Intercreditor Agent in writing (including by electronic communication) from time to time to ensure that the Intercreditor Agent has on record an effective e-mail address for such Senior Secured Creditor to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(d)	Notwithstanding Clause 29.6(e) below, each party hereto agrees that any electronic communication referred to in this Clause 29.6 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Intercreditor Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Intercreditor Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Intercreditor Agent; provided that if such communication is not so received by the Intercreditor Agent during the normal business hours of the Intercreditor Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Intercreditor Agent.

(e)	Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided “as is” and “as available”, (iii) none of the Intercreditor Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Intercreditor Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Intercreditor Party expressly disclaims liability for errors or omissions in any Communications or the Platform and (iv) no representation or warranty of any kind, express, implied or statutory, including any representation or warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Intercreditor Party in connection with any Communications or the Platform.

29.7	English language

29.7.1	Any notice given under or in connection with any Senior Finance Document must be in English.

29.7.2	All other documents provided under or in connection with any Senior Finance Document must be in English or, if not in English, and if so required by the relevant Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Senior Finance Document, the entries made in the accounts maintained by a Senior Secured Creditor are prima facie evidence of the matters to which they relate.

30.2	Certificates and Determination

Any certification or determination by a Senior Secured Creditor of a rate or amount under any Senior Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention

Any interest, commission or fee accruing under a Senior Finance Document shall accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (where due in US dollars) and 365 days (where due in HK dollars).

31.	PARTIAL INVALIDITY

If, at any time, any provision of the Senior Finance Documents is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

32.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Senior Secured Creditor, any right or remedy under the Senior Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Senior Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

33.	INTERCREDITOR ARRANGEMENTS

33.1	Notices of Required Decisions

33.1.1	If, at any time, a matter requiring a Decision comes to the notice of a Senior Secured Creditor, that Senior Secured Creditor shall promptly inform the Intercreditor Agent and, where relevant, its Facility Agent in writing.

33.1.2	If, at any time, a matter requiring a Decision comes to the notice of the Intercreditor Agent, the Intercreditor Agent shall promptly notify in writing each Facility Agent (and, after the occurrence of a Hedging Voting Right Event in relation to any Hedging Counterparty that is continuing, that Hedging Counterparty) of that matter specifying:

(i)	whether the matter concerns a Fundamental Term and, if not, which Senior Secured Creditors may vote in respect of the Decision and the aggregate Voting Entitlement required for the Decision to be made;

(ii)	the date and time by which the Intercreditor Agent requires receipt of all votes in respect of the Decision (the “Decision Date”); and

(iii)	following a Hedging Voting Right Event, the identity of the relevant Hedging Counterparty.

33.2	Notice of Votes

Each Senior Secured Creditor shall copy notice of its vote to the Intercreditor Agent, to each Facility Agent and each Hedging Counterparty notified by the Intercreditor Agent pursuant to Clause 33.1.2(iii) (Notices of Required Decisions).

33.3	Decisions under the Senior Finance Documents

Subject to the other provisions of this Agreement, the exercise of any right, power, discretion or determination which has been delegated to the Intercreditor Agent under the Senior Finance Documents (save for any such right, power, discretion or determination to be exercised by any such party for its own account) shall require the consent or agreement of the Required Lenders provided that the Intercreditor Agent may exercise any such right, power, discretion or determination (including giving instructions to the Security Agent) without requiring any Decision which the Intercreditor Agent, acting reasonably, considers is a minor, administrative or technical matter which does not adversely affect the rights of the Senior Secured Creditors under the Senior Finance Documents.

33.4	Restrictions On Remedies

Subject to this Clause 33 (Intercreditor Arrangements), no Senior Secured Creditor may, at any time:

33.4.1	set off, or purport to set off, at any time, any amount owing to it under the Senior Finance Documents against any amount payable by it to an Obligor (except that any Hedging Counterparty may net off between transactions under a single Hedging Agreement);

33.4.2	take any action or commence any legal proceedings of whatsoever nature against an Obligor under or in respect of a Senior Finance Document to which that Obligor is a party including taking any steps or legal proceedings for the winding-up, dissolution or administration of any of the Obligors or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of any of the Obligors or of any or all of its assets or revenues; or

33.4.3	foreclose on, or enforce or seek an order of the court to enforce all or any of the Security.

33.5	Notice of Default

33.5.1	If any Lender has actual knowledge of a Default which has occurred, it shall so advise the Intercreditor Agent and, where relevant, its Facility Agent in writing.

33.5.2	If any Facility Agent has actual knowledge, or has received notice, of a Default which has occurred, it shall so advise the Intercreditor Agent and, where relevant, each Lender in its Lending Group in writing.

33.5.3	If the Intercreditor Agent has actual knowledge, or has received notice, of a Default which has occurred, it shall notify each Facility Agent and each Hedging Counterparty in writing and, in the case of an Event of Default, it shall issue a notice under Clause 33.1 (Notices of Required Decisions) in respect of that Event of Default.

33.6	Application of Enforcement Proceeds

Following the delivery of an Enforcement Notice, all Enforcement Proceeds paid to the Intercreditor Agent in accordance with the Deed of Appointment and Priority shall be applied by it (together with any other payments received by it pursuant to Clause 26.1.2 (Payments under the Senior Finance Documents)) in the following order:

(i)	first, in payment of all costs and expenses incurred by or on behalf of the Intercreditor Agent in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Intercreditor Agent;

(ii)	second, in payment pro rata of all costs and expenses incurred by or on behalf of the Facility Agents in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Facility Agent seeking recovery;

(iii)	third, in payment pro rata of all amounts paid by the Senior Secured Creditors under Clause 23.15 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(iv)	fourth, in payment pro rata of all amounts paid by the Hotel Facility Lenders under clause 15.3 (Indemnity to Hotel Facility Agent) of the Hotel Facility Agreement or the Project Facility Lenders under clause 15.3 (Indemnity to Project Facility Agent) of the Project Facility Agreement or the Revolving Credit Facility Lenders under clause 15.3 (Indemnity to Revolving Credit Facility Agent) of the Revolving Credit Facility Agreement or the Additional Lenders under the equivalent provisions of the Additional Lender Facility Agreement in respect of indemnities to the Additional Lender Agent but which, in each case, have not been reimbursed by the Company;

(v)	fifth, in payment pro rata of all costs and expenses incurred by or on behalf of each Senior Secured Creditor in accordance with the Senior Finance Documents in connection with such enforcement and which have been certified, in writing, as having been incurred by the Senior Secured Creditor seeking recovery;

(vi)	sixth, in payment pro rata of all accrued and unpaid fees owing to the Agents under the Senior Finance Documents;

(vii)	seventh, in payment pro rata of all accrued and unpaid fees and commissions due to the Lenders under the Senior Finance Documents;

(viii)	eighth, in payment pro rata of all accrued but unpaid interest (including default interest) due under the Facility Agreements and all sums due under the Hedging Agreements;

(ix)	ninth, in payment pro rata of all principal instalments due under the Facility Agreements;

(x)	tenth, in payment pro rata of all other amounts owing to the Senior Secured Creditors due and payable under the Senior Finance Documents; and

(xi)	eleventh, in payment of the surplus (if any) to the Security Agent in accordance with the Deed of Appointment and Priority or to its order,

provided that, following the giving of any notice by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default), the amounts referred to in paragraphs (viii) and (ix) above shall rank pari passu.

33.7	Representations and Warranties

On the Second Amendment Signing Date and on the Effective Date, each Senior Secured Creditor party hereto represents and warrants to the other Senior Secured Creditors Party hereto that:

33.7.1	it is duly organised and validly existing under the laws of the jurisdiction in which it is incorporated;

33.7.2	it has power to enter into and has duly authorised the execution, delivery and performance of this Agreement;

33.7.3	the obligations expressed to be assumed by it hereunder are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof; and

33.7.4	it is not the beneficiary of any Liens in respect of any Financial Indebtedness owed to it by the Company other than under the Senior Finance Documents.

33.8	The provisions of this Clause 33 (Intercreditor Arrangements) are for the sole benefit of the Senior Secured Creditors and may be waived or amended without the consent or agreement of the Company provided there is no increase in the liability of the Company as a result.

34.	AMENDMENTS AND WAIVERS

34.1	Amendment and waiver of common terms

Subject to Clause 25.6 (Benefit) and to Clause 34.2 to Clause 34.4 below, any term of, or matter dealt with under, this Agreement and any other Senior Finance Document may be amended, waived or supplemented with the agreement of the Company and/or the other Obligors which are a party to that Senior Finance Document and/or, as the case may be, the Required Lenders.

34.2	Amendment and waiver of Facility Agreements

Subject to Clause 34.3 and Clause 34.4 below, any term of, or matter dealt with under, a Facility Agreement may be amended, waived or supplemented with the agreement of the Company and/or, as the case may be, the required Senior Secured Creditors as specified in that Facility Agreement.

34.3	Amendment and waiver of Fundamental Terms

A Fundamental Term may only be amended or waived by agreement between the Obligors which are a party to the Senior Finance Document which contains that Fundamental Term and each Lender (and, in the case of the provisions referred to in paragraphs (a), (b), (f), (g), (h), (i) and (j) of the definition of Fundamental Term, each Hedging Counterparty).

34.4	Amendment and waiver affecting Agents

An amendment or waiver of any term of the Senior Finance Documents which relates to the rights and/or obligations of any Agent may not be effected without the prior written consent of that Agent.

35.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

36.	LANGUAGE

The English language shall be the only official and recognised language of this Agreement. If for any reason a translation of this Agreement is required, such translation shall in the event of any dispute be secondary to the original English version which shall take precedence.

37.	GOVERNING LAW

This Agreement shall be governed by English law.

38.	JURISDICTION

38.1	Jurisdiction of English courts

38.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

38.1.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they shall not argue to the contrary.

38.1.3	This Clause 38.1 is for the benefit of the Senior Secured Creditors only. As a result, no Senior Secured Creditor shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Senior Finance Documents, the Senior Secured Creditors may take concurrent proceedings in any number of jurisdictions.

38.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Company:

38.2.1	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

38.2.2	agrees that failure by a process agent to notify the Company of the process shall not invalidate the proceedings concerned.

39.	CONFIDENTIALITY

Subject to Clause 40 (Gaming Authorities), each of the Senior Secured Creditors agrees to keep confidential all non-public information of a proprietary or confidential nature provided to it by any Obligor pursuant to this Agreement provided that nothing herein shall prevent any Senior Secured Creditor from disclosing any such information:

(a)	to any other Senior Secured Creditor, or any Affiliate thereof that is bound by confidentiality obligations;

(b)	to any other Person pursuant to Clause 21.8 (Disclosure of Information) or clause 18.9 (Disclosure of Information by Security Agent) of the Deed of Appointment and Priority;

(c)	to any of its or its Affiliates’ employees, directors, agents, auditors, attorneys, accountants and other professional advisors who or that is bound by confidentiality obligations;

(d)	upon the request or demand of any Governmental Authority having jurisdiction over it;

(e)	in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Legal Requirement or the rules of any stock exchange on which the shares or other securities of such Senior Secured Creditor or any Affiliate thereof are listed or by any other competent supervisory or regulatory body;

(f)	if required to do so in connection with any litigation or similar proceeding;

(g)	that has been publicly disclosed other than in breach of this Clause; or

(h)	in connection with the exercise of any remedy hereunder or under any other Senior Finance Document.

40.	GAMING AUTHORITIES

Each of the Senior Secured Creditors agrees to cooperate, having regard to its internal procedures and policies, with the reasonable requests of any and all gaming authorities in connection with the administration of their regulatory jurisdiction over the Company or any Obligor, to the extent not inconsistent with any applicable legal, regulatory or contractual restrictions (including any duties of confidentiality) or the terms of the Senior Finance Documents, provided that the Senior Secured Creditors are indemnified for any cost, loss or liabilities incurred in connection with such cooperation.